Exhibit 10.1

FORM OF

TAX SHARING AGREEMENT

by and among

CENDANT CORPORATION,

REALOGY CORPORATION,

WYNDHAM WORLDWIDE CORPORATION, and

TRAVELPORT INC.

June     , 2006

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1	General	3
Section 1.2	References; Interpretation	22
Section 1.3	Effective Time; Suspension	22

ARTICLE II

PREPARATION AND FILING OF TAX RETURNS

Section 2.1	Responsibility of Cendant to prepare and file Pre-2007 Cendant Shared Entity Tax Returns, Post-2006 Cendant Shared Entity Tax Returns and CCRG Entity Tax Returns	23
Section 2.2	Responsibility of Realogy to prepare and file Realogy Tax Returns	26
Section 2.3	Responsibility of Wyndham to prepare and file Pre-2007 Wyndham Shared Entity Tax Returns, Post-2006 Wyndham Shared Entity Tax Returns and Wyndham Tax Returns	26
Section 2.4	Responsibility of Travelport to prepare and file Travelport Tax Returns	29
Section 2.5	Time of filing Tax Returns; manner of Tax Return preparation	30

ARTICLE III

PAYMENT OF TAXES AND OTHER AMOUNTS

Section 3.1	Responsibility of Cendant to pay Taxes and other amounts	31
Section 3.2	Responsibility of Realogy to pay Taxes and other amounts	33
Section 3.3	Responsibility of Wyndham to pay Taxes and other amounts	35
Section 3.4	Responsibility of Travelport to pay Taxes and other amounts	38
Section 3.5	Caps and Incremental Costs	41

ARTICLE IV

REFUNDS AND OTHER MATTERS

Section 4.1	Refunds relating to Pre-2007 Shared Entity Tax Returns	41
Section 4.2	Refunds for the benefit of Cendant	42
Section 4.3	Refunds for the benefit of Realogy	42
Section 4.4	Refunds for the benefit of Wyndham	42

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Section 8.8	Certain Tax Benefit Payments in connection with Pre-2007 Shared Entity Audits	63

ARTICLE IX

COOPERATION AND EXCHANGE OF INFORMATION

Section 9.1	Cooperation and Exchange of Information	65
Section 9.2	Retention of Records	65

ARTICLE X

ALLOCATION OF TAX ATTRIBUTES, DUAL CONSOLIDATED LOSSES GAIN RECOGNITION AGREEMENTS AND OTHER TAX MATTERS

Section 10.1	Allocation of Tax Attributes	66
Section 10.2	Dual Consolidated Losses	67
Section 10.3	Gain Recognition Agreements	68
Section 10.4	Section 382 Limitation	70

ARTICLE XI

DEFAULTED AMOUNTS

Section 11.1	General	70

ARTICLE XII

DISPUTE RESOLUTION

Section 12.1	Negotiation	70
Section 12.2	Arbitration	71
Section 12.3	Continuity of Service and Performance	72
Section 12.4	Costs	73

ARTICLE XIII

MISCELLANEOUS

Section 13.1	Certain representations and covenants	73
Section 13.2	Counterparts; Facsimile Signatures	74
Section 13.3	Survival	74
Section 13.4	Notices	74

Schedules

Schedule A – Pre-2007 Separate Company Shared Taxes

Schedule B – Additional rights and obligations of the Parties if Travel Distribution effected after December 31, 2006

Schedule C – Section 382 Limitation

Exhibits

Exhibit A – Steps Memorandum

TAX SHARING AGREEMENT

THIS TAX SHARING AGREEMENT (this “Agreement”) is made and entered into as of the day of June, 2006, by and among Cendant Corporation, a Delaware corporation (“Cendant”), Realogy Corporation, a Delaware corporation (“Realogy”), Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham”) and Travelport Inc., a Delaware corporation (“Travelport”). Each of Cendant, Realogy, Wyndham and Travelport is sometimes referred to herein as a “Party” and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, Cendant, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the Real Estate Business, (ii) the Travel Business, (iii) the Hospitality Business and (iv) the Vehicle Rental Business;

WHEREAS, the Board of Directors of Cendant has determined that it is appropriate, desirable and in the best interests of Cendant and its stockholders to separate Cendant into four separate, publicly traded companies, one for each of (i) the Real Estate Business, which shall be owned and conducted, directly or indirectly, by Realogy, (ii) the Hospitality Business, which shall be owned and conducted, directly or indirectly, by Wyndham, (iii) the Travel Business, which shall be owned and conducted, directly or indirectly, by Travelport and (iv) the Vehicle Rental Business, which shall be owned and conducted, directly or indirectly, by Cendant;

WHEREAS, in order to effect such separation, the Board of Directors of Cendant has determined that it is appropriate, desirable and in the best interests of Cendant and its stockholders (i) for Cendant and certain of its subsidiaries to enter into a series of transactions whereby, among other things, (A) Cendant and/or Cendant Finance Holding Company, LLC, will contribute to Realogy certain assets relating to the Real Estate Business (and Realogy will assume certain liabilities), and (B) Cendant and/or Cendant Finance Holding Company, LLC, will contribute to Wyndham certain assets relating to the Hospitality Business (and Wyndham will assume certain liabilities) and (ii) for Cendant to distribute to the holders of Cendant Common Stock on a pro rata basis (in each case without consideration being paid by such stockholders) (A) all of the outstanding shares of common stock, par value $0.01 per share, of Realogy (the “Realogy Common Stock”), (B) all of the outstanding shares of common stock, par value $0.01 per share, of Wyndham (the “Wyndham Common Stock”) and (C) all of the outstanding shares of common stock, par value $0.01 per share, of Travelport (the “Travelport Common Stock”) (such transactions as they may be amended or modified from time to time, collectively, the “Plan of Separation”);

WHEREAS, Cendant announced that as part of the Plan of Separation, as an alternative to Cendant’s plan to distribute Travelport Common Stock to holders of Cendant Common Stock, Cendant is also exploring the possible sale of Travelport to a third-party (whether by sale of stock, assets or merger, a “Travelport Sale”);

WHEREAS, it is the intention of the Parties that each of the contributions of assets to, and the assumption of liabilities by, Realogy and Wyndham together with the corresponding distribution of all of the Realogy Common Stock and the Wyndham Common Stock, respectively, shall qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, it is the intention of the Parties that the distribution of Travelport Common Stock (if effected) shall qualify as a distribution within the meaning of Section 355(c) of the Code to Cendant;

WHEREAS, it is the intention of the Parties that each of the distribution of Realogy Common Stock, Wyndham Common Stock and Travelport Common Stock, respectively, to the stockholders of Cendant will qualify as a tax-free distribution within the meaning of Section 355(a) of the Code to such stockholders;

WHEREAS, in connection with the Plan of Separation, Realogy, Wyndham and Travelport shall, subject to the terms and provisions of the Separation and Distribution Agreement (as defined herein), enter into separate credit facilities for both revolving and term loan borrowings, all or a portion of the proceeds which shall be distributed to Cendant;

WHEREAS, with respect to the debt proceeds distributed by Realogy and Wyndham, as the case may be, to Cendant, such proceeds shall be used by Cendant solely to solely to reduce and/or repay its existing indebtedness;

WHEREAS, with respect to the debt proceeds distributed by Travelport to Cendant, such proceeds shall be used by Cendant solely to reduce and/or repay its existing indebtedness and certain other liabilities of Cendant;

WHEREAS, it is the intention of the Parties that the distribution of cash proceeds from such borrowings by Realogy and Wyndham, respectively, to Cendant shall qualify as a tax-free distribution of cash pursuant to Section 361 of the Code, subject to the limitations set forth therein;

WHEREAS, it is the intention of the Parties that the distribution of cash proceeds from such borrowings by Travelport shall be treated, in part, as a distribution of cash pursuant to Section 301 of the Code and applicable Treasury Regulations; and

WHEREAS, in connection with the Plan of Separation, each of the Parties desire to set forth their agreement on the rights and obligations with respect to handling and allocating Taxes and related matters.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the parties mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

(1) “AAA” has the meaning set forth in Section 12.2.

(2) “Accounting Dispute” has the meaning set forth in Section 12.2.

(3) “Affiliate” means a Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, none of the Parties or their respective Subsidiaries (determined, in the case of Cendant, immediately after the Final Separation Date, in the case of Realogy, immediately after the Realogy Distribution, in the case of Wyndham, immediately after the Wyndham Distribution and in the case Travelport, immediately after the Final Separation Date) shall be considered an “Affiliate” of any of the other Parties or their respective Subsidiaries (determined on the same basis).

(4) “Agreement” has the meaning set forth in the preamble hereto.

(5) “Ancillary Agreement” has the meaning set forth in the Separation and Distribution Agreement.

(6) “Applicable DCL” has the meaning set forth in Section 10.2.

(7) “Applicable Tax Benefit Party” means the Party or its Affiliate that would have, but for an increase in the taxable income or gain of a Shared Entity relating to a Pre-2007 Shared Entity Tax Return as a result of a Pre-2007 Shared Entity Audit and utilization of Tax attributes as a result thereof, been Apportioned Tax attributes as of its first Post-Distribution Tax Period.

(8) “Apportioned” has the meaning set forth in Section 3.1(b).

(9) “Assets” has the meaning set forth in the Separation and Distribution Agreement.

(10) “Assumed Cendant Contingent Tax Liabilities” has the meaning set forth in Section 11.1.

(11) “Audit” includes any audit, assessment of Taxes, other examination by any Taxing Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

(12) “Business Day” means any day other than a Saturday, Sunday or a day in which banks are required to be closed in New York, New York.

(13) “Business Entity” shall mean any corporation, partnership, limited liability company or other entity.

(14) “CCRG Entities” means Avis Budget Holdings, LLC, and Avis Budget Car Rental LLC and its direct and indirect Subsidiaries other than Cendant Canada.

(15) “CCRG Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a CCRG Entity is the Common Parent;

(ii)	all U.S., state and local and foreign separate Income Tax Returns required to be filed by a CCRG Entity; and

(iii)	all U.S., state and local and foreign Non-Income Tax Returns required to be filed by a CCRG Entity.

(16) “CCRG Entity Taxes” means all Taxes required to be paid by or imposed upon a CCRG Entity with respect to all CCRG Entity Tax Returns.

(17) “CCRG Extraordinary Percentage” means the ratio, the numerator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by all CCRG Entities and Cendant Canada and the denominator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by all CCRG Entities, Cendant Canada, Wyndham, all Wyndham Subsidiaries, all Wyndham Shared Entities, Travelport and all Travelport Subsidiaries, provided, however, that if the Travelport Sale occurs, all income and gain resulting from all Extraordinary Transactions effected by Travelport and all Travelport Subsidiaries shall be ignored.

(18) “Cendant” has the meaning set forth in the preamble of this Agreement.

(19) “Cendant Canada” means Cendant Canada, Inc., a Canadian corporation.

(20) “Cendant Common Stock” has the meaning set forth in the Separation and Distribution Agreement.

(21) “Cendant Contingent Tax Assets” has the meaning set forth in Section 11.2.

(22) “Cendant Indemnitees” shall mean Cendant, each member of the Cendant Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the Realogy Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees.

(23) “Cendant Option” means an option to acquire Cendant Common Stock.

(24) “Cendant Option Holder” means a holder of a Cendant Option.

(25) “Cendant RSU” means a restricted stock unit payable in shares of Cendant Common Stock.

(26) “Cendant RSU Holder” means a holder of a Cendant RSU.

(27) “Cendant Shared Entities” means:

(i)	Cendant or any entity that merged with and into Cendant;

(ii)	CFHC or its successor, CFHC LLC or any entity that merged with and into CFHC or CFHC LLC, including, without limitation, Cendant Internet Group, Inc., Cendant Operations, Inc., TM Acquisition Corporation and Wizcom International, Inc.; and

(iii)	Cendant Intellectual Property Holding Company LLC and Cendant Canada.

(28) “Cendant Subsidiaries” means all direct and indirect Subsidiaries of Cendant, determined immediately after the Final Separation Date, including all CCRG Entities and all Cendant Shared Entities.

(29) “Cendant Group” means Cendant and each of the Cendant Subsidiaries, and each Business Entity that becomes a Subsidiary of Cendant.

(30) “CFHC” means Cendant Finance Holding Corporation, a Delaware corporation and the predecessor of CFHC LLC.

(31) “CFHC LLC” means Cendant Finance Holding Company, LLC, a Delaware limited liability company that is directly and wholly-owned by Cendant.

(32) “Code” has the meaning referred to in the recitals to this Agreement.

(33) “Common Parent” means (i) for U.S. federal income tax purposes, the “common parent corporation” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code) filing a U.S. federal consolidated income tax return, or (ii) for state, local and foreign income tax purposes, the common parent (or similar term) of a consolidated, unitary, combined or similar group.

(34) “DCL” has the meaning set forth in Section 10.2.

(35) “Dispute” means any dispute, controversy or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated thereby, including any claim based in contract, tort, statute or constitution.

(36) “Dispute Notice” has the meaning set forth in Section 12.1.

(37) “Distributions” means, collectively, the Realogy Distribution, the Wyndham Distribution and the Travelport Distribution (if effected).

(38) “Distribution Taxes” means the sum of all Realogy Distribution Taxes, Wyndham Distribution Taxes and Travelport Distribution Taxes, provided, however, if the Travelport Sale occurs, Travelport Distribution Taxes shall be deemed to equal zero.

(39) “DRC” has the meaning set forth in Section 10.2.

(40) “Due Date” means the date (taking into account all valid extensions) upon which a Tax Return is required to be filed.

(41) “Extraordinary Transaction” means any transaction that is not in the Ordinary Course of Business and is not set forth or referred to in the Steps Memorandum, provided, however, that Extraordinary Transaction shall not include any Travelport Sale.

(42) “Fault” has the meaning set forth in Section 5.3.

(43) “Fault Gain” means any increase in taxable income or gain of a Shared Entity directly attributable to or resulting from:

(i)	any of the Distributions failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 or as a distribution within the meaning of Section 355(c), as the case may be, if such failure is the Fault of a Party; or

(ii)	the application of Section 355(e) to any of the Distributions if such application is the Fault of a Party.

(44) “Fifty Percent of Greater Interest” means a “50-percent or greater interest” for purposes of Sections 355(d) and (e) of the Code and the Treasury Regulations promulgated thereunder.

(45) “Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of:

(i)	a final decision, judgment, decree or other order by any court of competent jurisdiction;

(ii)	a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period;

(iii)	any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or

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(iv)	any other final disposition, including by reason of the expiration of the applicable statute of limitations.

(46) “Final Tax Attribute Allocation” has the meaning set forth in Section 10.1.

(47) “Gain Recognition Agreements” has the meaning set forth in Section 10.3(d).

(48) “Final Separation Date” has the meaning set forth in the Separation and Distribution Agreement.

(49) “Group” means the Cendant Group, the Realogy Group, the Wyndham Group or the Travelport Group.

(50) “Hospitality Business” has the meaning set forth in the Separation and Distribution Agreement.

(51) “Hypothetical Tax Benefit Amount Attributable to Fault Gain” means the sum of:

(i)	the product of (A) thirty-eight percent (38%) and (B) the excess, if any, of (x) the net operating loss carryovers (if any) that would have been allocated to the Applicable Tax Benefit Party or its Affiliates for its first Post-Distribution Tax Period assuming that the applicable Pre-2007 Shared Entity Audit had not resulted in an increase in Fault Gain or any other increase in taxable income or gain for a taxable period included in the Pre-2007 Shared Entity Audit (but taking into account all increases in taxable income or gain resulting from Audits for all prior periods and utilization of Tax attributes as a result thereof) over (y) the net operating loss carryovers (if any) that will be allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account only Fault Gain imposed on such Shared Entity relating to the applicable Pre-2007 Shared Entity Audit (and all income and gain imposed on such Shared Entity relating to all Audits for all prior periods and utilization of Tax attributes as a result thereof); and

(ii)

the excess, if any, of (A) the alternative minimum tax credit carryover (if any) that would have been allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Taxable Period assuming that the applicable Pre-2007 Shared Entity Audit had not resulted in an increase in Fault Gain or any other increase in taxable income or gain for a taxable period included in the Pre-2007 Shared Entity Audit (but taking into account all increases in taxable income or gain resulting from Audits for all prior periods and utilization of Tax attributes as a result thereof) over (y) the alternative minimum Tax credit carryover (if any) that will be allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account only Fault Gain imposed on such Shared Entity relating to the applicable Pre-2007 Shared Entity Audit (and all income and gain imposed on such Shared Entity relating to all Audits for all prior periods and utilization of Tax attributes as a result thereof);

provided, however, that, for the avoidance of doubt, for purposes of clause (y), in the event that a Pre-2007 Shared Entity Audit results in Fault Gain and an increase in other items of income and/or gain, such other items of income and gain and utilization of Tax attributes as a result thereof shall be ignored.

(52) “Hypothetical Tax Benefit Amount Not Attributable to Fault Gain” means the sum of:

(i)	the product of (A) thirty-eight percent (38%) and (B) the excess, if any, of (x) the net operating loss carryovers (if any) that would have been allocated to the Applicable Tax Benefit Party or its Affiliates for its first Post-Distribution Tax Period assuming that the applicable Pre-2007 Shared Entity Audit had resulted in all Fault Gain (if any) for a taxable period included in the Pre-2007 Shared Entity Audit but had not resulted in an increase in any other items of taxable income and gain for such taxable period (but taking into account all increases in taxable income or gain resulting from Audits for all prior periods and utilization of Tax attributes as a result thereof) over (y) the net operating loss carryovers (if any) that will be allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account all Fault Gain (if any) and all other increases in items of income and gain imposed on such Shared Entity relating to such taxable period included in the applicable Pre-2007 Shared Entity Audit (and all income and gain imposed on such Shared Entity relating to all Audits for all prior periods and utilization of Tax attributes as a result thereof); and

(ii)

the excess, if any, of (A) the alternative minimum tax credit carryover (if any) that would have been allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Taxable Period assuming that the applicable Pre-2007 Shared Entity Audit had resulted in all Fault Gain (if any) for a taxable period included in the Pre-2007 Shared Entity Audit but had not resulted in an increase in any other items of taxable income and gain (but taking into account all increases in taxable income or gain resulting from Audits for all prior periods and utilization of Tax attributes as a result thereof) over (y) the alternative minimum

Tax credit carryover (if any) that will be allocated to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account all Fault Gain (if any) and all other increases in items of income and gain imposed on such Shared Entity relating to such taxable period included in the applicable Pre-2007 Shared Entity Audit (and all income and gain imposed on such Shared Entity relating to all Audits for all prior periods and utilization of Tax attributes as a result thereof).

(53) “Income Tax Returns” means all Tax Returns relating to Income Taxes.

(54) “Income Taxes” means: (i) all Taxes based upon, measured by, or calculated with respect to: (A) net income or profits (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (B) multiple bases (including, but not limited to, corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i)(A) above; or (ii) all U.S. state or local franchise Taxes, including in the case of each of (i) and (ii) any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority.

(55) “Independent Firm” means a nationally recognized accounting firm.

(56) “Indemnified Party” means the Party which is or may be entitled pursuant to this Agreement to receive indemnification or other payments from another Party or Parties (or Indemnitee or Indemnitees) to this Agreement.

(57) “Indemnifying Party” means the Party or Indemnitee which is or may be required pursuant to this Agreement to make indemnification or other payments to another Party (or Parties) to this Agreement.

(58) “Indemnitee” means a Cendant Indemnitee, a Realogy Indemnitee, a Wyndham Indemnitee, or a Travelport Indemnitee.

(59) “IRS” means the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

(60) “Law” means any U.S. or non-U.S. federal, national, supranational, sate, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

(61) “Majority of the Parties” means the consent of three of the Parties, provided, however, that if a Travelport Sale occurs, “Majority of the Parties” means the consent of two of the Parties (other than Travelport).

(62) “New York Courts” has the meaning set forth in the Separation and Distribution Agreement.

(63) “Non-Income Tax Returns” means all Tax Returns other than Income Tax Returns.

(64) “Non-Income Taxes” means all Taxes other than Income Taxes.

(65) “Options” means, collectively, Cendant Options, Realogy Options, Wyndham Options and Travelport Options.

(66) “Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal day-to-day operations of such Person consistent with the past practices of such Person.

(67) “Other Dispute” has the meaning set forth in Section 12.2(b).

(68) “Party” has the meaning set forth in the preamble hereto.

(69) “Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

(70) “Plan of Separation” has the meaning set forth in the recitals hereto.

(71) “Post-2006 Cendant Shared Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a Cendant Shared Entity is the Common Parent for taxable years beginning on or after January 1, 2007;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by a Cendant Shared Entity for taxable years beginning on or after January 1, 2007; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by a Cendant Shared Entity for taxable years beginning on or after January 1, 2007.

(72) “Post-2006 Cendant Shared Entity Taxes” means all Taxes required to paid by or imposed upon a Cendant Shared Entity with respect to all Post-2006 Cendant Shared Entity Tax Returns.

(73) “Post-2006 Existing Gain Recognition Agreements” has the meaning set forth in Section 10.3(d).

(74) “Post-2006 Shared Entity Tax Returns” means, collectively, all Post-2006 Cendant Shared Entity Tax Returns and all Post-2006 Wyndham Shared Entity Tax Returns.

(75) “Post-2006 Shared Entity Taxes” means, collectively, all Post-2006 Cendant Shared Entity Taxes and all Post-2006 Wyndham Shared Entity Taxes.

(76) “Post-2006 Wyndham Shared Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a Wyndham Shared Entity is the Common Parent for taxable years beginning on or after January 1, 2007;

(ii)	all U.S. state, local and foreign separate Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years beginning on or after January 1, 2007; and

(iii)	all U.S. state, local and foreign Non-Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years beginning on or after January 1, 2007.

(77) “Post-2006 Wyndham Shared Entity Taxes” means all Taxes required to be paid or imposed upon a Wyndham Shared Entity with respect to all Post-2006 Wyndham Shared Entity Tax Returns.

(78) “Post-Distribution Tax Period” means:

(i)	in the case of Cendant, a taxable year beginning on or after January 1, 2007;

(ii)	in the case of Realogy, a taxable year beginning after the Realogy Distribution Date;

(iii)	in the case of Wyndham, a taxable year beginning after the Wyndham Distribution Date; and

(iv)	in the case of Travelport, a taxable year beginning after the Travelport Distribution Date.

(79) “Pre-2007 CCRG Separate Company Shared Tax Audit” means all Audits relating to or involving Pre-2007 CCRG Separate Company Shared Taxes.

(80) “Pre-2007 CCRG Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule A (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by CCRG or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 CCRG Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 CCRG Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule A and (ii) the amount set forth on Schedule A relating to such specific Tax issue.

(81) “Pre-2007 Cendant Shared Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a Cendant Shared Entity is the Common Parent for taxable years ending on or prior to December 31, 2006;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by a Cendant Shared Entity for taxable years ending on or prior to December 31, 2006; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by a Cendant Shared Entity for taxable years ending on or prior to December 31, 2006.

(82) “Pre-2007 Cendant Shared Entity Taxes” means all Taxes required to paid by or imposed upon a Cendant Shared Entity with respect to all Pre-2007 Cendant Shared Entity Tax Returns.

(83) “Pre-2007 Shared Entity Tax Returns” means, collectively, all Pre-2007 Cendant Shared Entity Tax Returns and all Pre-2007 Wyndham Shared Entity Tax Returns.

(84) “Pre-2007 Realogy Separate Company Shared Tax Audit” means all Audits relating to or involving Realogy Separate Company Shared Taxes.

(85) “Pre-2007 Realogy Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule A (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by Realogy or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Realogy Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Realogy Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule A and (ii) the amount set forth on Schedule A relating to such specific Tax issue.

(86) “Pre-2007 Separate Company Shared Tax Audits” means, collectively, all Audits relating to Pre-2007 Separate Company Shared Taxes.

(87) “Pre-2007 Separate Company Shared Taxes” means, collectively, all Pre-2007 CCRG Separate Company Shared Taxes, all Pre-2007 Realogy Separate Company Shared Taxes, all Pre-2007 Travelport Separate Company Shared Taxes and all Pre-2007 Wyndham Separate Company Shared Taxes.

(88) “Pre-2007 Shared Entity Taxes” means, collectively, all Pre-2007 Cendant Shared Entity Taxes and all Pre-2007 Wyndham Shared Entity Taxes.

(89) “Pre-2007 Shared Entity Audits” means all Audits relating to all Pre-2007 Shared Entity Tax Returns.

(90) “Pre-2007 Travelport Separate Company Shared Tax Audit” means all Audits relating to or involving Travelport Separate Company Shared Taxes.

(91) “Pre-2007 Travelport Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule A (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by Travelport or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Travelport Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Travelport Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule A and (ii) the amount set forth on Schedule A relating to such specific Tax issue.

(92) “Pre-2007 Wyndham Separate Company Shared Tax Audit” means all Audits relating to or involving Wyndham Separate Company Shared Taxes.

(93) “Pre-2007 Wyndham Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule A (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by Wyndham or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Wyndham Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Wyndham Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule A and (ii) the amount set forth on Schedule A relating to such specific Tax issue.

(94) “Pre-2007 Wyndham Shared Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a Wyndham Shared Entity is the Common Parent for taxable years ending on or prior to December 31, 2006;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years ending on or prior to December 31, 2006; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years ending on or prior to December 31, 2006.

(95) “Pre-2007 Wyndham Shared Entity Taxes” means all Taxes required to be paid or imposed upon a Wyndham Shared Entity with respect to all Pre-2007 Wyndham Shared Entity Tax Returns.

(96) “Prime Rate” has the meaning set forth in the Separation and Distribution Agreement.

(97) “Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, to enter into a transaction or series of related transactions), as a result of which any of the Parties (or any successor thereto) would merge or consolidate with any other Person or as a result of which any Person or any group of Persons would (directly or indirectly) acquire, or have the right to acquire (through an option or otherwise) from any of the Parties (or any successor thereto) and/or one or more holders of their common stock, respectively, any amount of stock of any of the Parties, as the case may be, that would, when combined with any other changes in ownership of the stock of such Party pertinent for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, comprise more than thirty–five percent (35%) or more of (i) the value of all outstanding stock of such Party as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (ii) the total combined voting power of all outstanding stock of such Party as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. For purposes of determining whether a transaction constitutes an indirect acquisition for purposes of the first sentence of this definition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders. This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the parties in good faith.

(98) “Real Estate Business” has the meaning set forth in the Separation and Distribution Agreement.

(99) “Realizable Tax Benefit” means the Tax benefit realizable (without discount) as a result of the Taxes or other amounts that gave rise to the indemnification, assuming an effective Tax rate of thirty-eight percent (38%).

(100) “Realogy” has the meaning set forth in the recitals to this Agreement.

(101) “Realogy Common Stock” has the meaning set forth in the recitals hereto.

(102) “Realogy Distribution” means the distribution on the Realogy Distribution Date to holders of record of shares of Cendant Common Stock as of the Realogy Distribution Record Date of the Realogy Common Stock owned by Cendant on the basis of one share of Realogy Common Stock for every four (4) outstanding shares of Cendant Common Stock.

(103) “Realogy Distribution Date” means the date on which Cendant distributes all of the issued and outstanding shares of Realogy Common Stock to the holders of Cendant Common Stock.

(104) “Realogy Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Realogy Distribution.

(105) “Realogy Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which it is a member) resulting from, or directly arising in connection with, the failure of the Realogy Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Realogy Distribution, or under the corresponding provisions of the Laws of other jurisdictions.

(106) “Realogy Group” means Realogy and each of the Realogy Subsidiaries and each Business Entity that becomes a Subsidiary of Realogy, including those entities identified as such on Schedule 1.1(136) of the Separation and Distribution Agreement.

(107) “Realogy Indemnitees” means Realogy, each member of the Realogy Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(108) “Realogy Option” means an option to acquire Realogy Common Stock.

(109) “Realogy Option Holder” means a holder of a Realogy Option.

(110) “Realogy RSU” means a restricted stock unit payable in shares of Realogy Common Stock.

(111) “Realogy RSU Option” means a holder of a Realogy RSU.

(112) “Realogy Sharing Percentage” means fifty percent (50%), provided, however, that if the Travelport Sale occurs, Realogy Sharing Percentage means sixty-two and one-half percent (62.5%) for all purposes (including with retroactive application).

(113) “Realogy Subsidiaries” means all direct and indirect Subsidiaries of Realogy, determined immediately after the Realogy Distribution.

(114) “Realogy Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which Realogy or a Realogy Subsidiary is the Common Parent;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by Realogy or a Realogy Subsidiary; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by Realogy or a Realogy Subsidiary.

(115) “Realogy Taxes” means all Taxes required to be paid by or imposed upon Realogy or a Realogy Subsidiary with respect to all Realogy Tax Returns.

(116) “Refund” means any refund of Taxes (including any overpayment of Taxes for a period ending on or prior to December 31, 2006 that can be refunded or, alternatively, applied to future Taxes payable), including any interest paid on or with respect to such refund of Taxes, provided, however, that with respect to any refund of Taxes imposed on any Person, refunds shall be net of any Taxes imposed on or related or attributable to the receipt or accrual of such refund.

(117) “Requesting Party” has the meaning set forth in Section 5.4.

(118) “Restricted Period” means:

(i)	in the case of Cendant, the period beginning the day after the Travelport Distribution Date and ending on the two-year anniversary thereof, provided, however, that, if the Travelport Sale occurs, the period beginning the day after the Wyndham Distribution Date and ending on the two-year anniversary thereof.

(ii)	in the case of Realogy, the period beginning the day after the Realogy Distribution Date and ending on the two-year anniversary thereof;

(iii)	in the case of Wyndham, the period beginning the day after the Wyndham Distribution Date and ending on the two-year anniversary thereof; and

(iv)	in the case of Travelport, the period beginning the day after the Travelport Distribution Date and ending on the two-year anniversary thereof.

(119) “RSU Effective Time” means the thirty-first (31st) day after the Wyndham Distribution Date.

(120) “RSUs” means, collectively, Cendant RSUs, Realogy RSUs, Wyndham RSUs and Travelport RSUs.

(121) “Rules” has the meaning set forth in Section 13.2.

(122) “Separation and Distribution Agreement” means the Separation and Distribution Agreement by and among Cendant, Realogy, Travelport and Wyndham, dated as of June , 2006.

(123) “Shared Entities” means, collectively, all Cendant Shared Entities and all Wyndham Shared Entities.

(124) “Specified Shared Expenses” has the meaning set forth in the Separation and Distribution Agreement.

(125) “Spinco Parties” means, collectively, Realogy, Wyndham and Travelport.

(126) “Steps Memorandum” means the memorandum attached hereto as Exhibit A.

(127) “SU” has the meaning set forth in Section 10.2.

(128) “Subsidiary” of any Person means, on any date, any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.

For purposes hereof, none of the Parties or their respective Subsidiaries (determined, in the case of Cendant, immediately after the Final Distribution Date, in the case of Realogy, immediately after the Realogy Distribution, in the case of Wyndham, immediately after the Wyndham Distribution and in the case Travelport, immediately after the Final Distribution Date) shall be considered a “Subsidiary” of any of the other Parties or their respective Subsidiaries (determined on the same basis).

(129) “Tax Benefit Actually Realized” means the actual reduction in Taxes otherwise due and payable but for the deduction or other Tax attribute generated as a result Taxes or other amounts that gave rise to the indemnification.

(130) “Taxes” means all taxes, charges, fees, duties, levies, imposts, or other similar assessments imposed by any federal, state, local or foreign Taxing Authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties or additions attributable thereto.

(131) “Tax-Free Status” means the qualification of the applicable Distribution and related transactions as a distribution in which no gain or loss is recognized, and no amount is included in income, including by reason of Distribution Taxes, for U.S. federal income Tax purposes (other than intercompany items, excess loss accounts or other items required to be taken into account pursuant to Treasury Regulations promulgated under Section 1502 of the Code).

(132) “Tax Group” means all U.S. federal, state or local or foreign affiliated, consolidated, combined, unitary and similar groups that file an Income Tax Return.

(133) “Tax Package” means:

(i)	a pro forma Tax Return relating to the operations of a Spinco Party and/or its Subsidiaries that are required to be included in all Tax Groups of which a Cendant Shared Entity is or was the common parent and such Spinco Party and/or such Subsidiaries is or was a member for one or more days in a taxable year; and

(ii)	all information relating to the operations of a Spinco Party and/or its Subsidiaries that is reasonably necessary to prepare and file the applicable Income Tax Return required to be filed by all Tax Groups of which a Cendant Shared Entity is or was the common parent and such Spinco Party or any of its Subsidiaries is or was a member for one or more days in a taxable year.

(134) “Tax Representation Letter” means a letter containing certain representations and covenants issued by a Party to Skadden, Arps, Slate, Meagher & Flom LLP in connection with certain Tax opinions to be rendered by Skadden, Arps, Slate, Meagher & Flom LLP to Cendant in connection with the Plan of Separation.

(135) “Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

(136) “Tax Sharing Agreement Termination Date” means, as between the applicable Parties and their respective Subsidiaries:

(i)	in the case of Realogy or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Realogy Distribution Date;

(ii)	in the case of Wyndham or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Wyndham Distribution Date; and

(iii)	in the case of Travelport or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Travelport Distribution Date.

(137) “Taxing Authority” means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

(138) “Travelport” has the meaning set forth in the recitals to this Agreement.

(139) “Travelport Common Stock” has the meaning set forth in the recitals hereto.

(140) “Travelport Distribution” means the distribution (if effected) on the Travelport Distribution Date to holders of record of shares of Cendant Common Stock as of the Travelport Distribution Record Date of the Travelport Common Stock owned by Cendant on the basis of one share of Travelport Common Stock for a number of outstanding shares of Cendant Common Stock, to be determined prior to such Distribution.

(141) “Travelport Distribution Date” means the date on which Cendant distributes (if effected) all of the issued and outstanding shares of Travelport Common Stock to the holders of Cendant Common Stock.

(142) “Travelport Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Travelport Distribution.

(143) “Travelport Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which Cendant is a member) resulting from, or directly arising in connection with, the failure of the Travelport Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, or under the corresponding provisions of the Laws of other jurisdictions, provided, however, if the Travelport Sale occurs, Travelport Distribution Taxes shall be deemed to equal zero.

(144) “Travelport Extraordinary Percentage” means a ratio, the numerator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by Travelport and all Travelport Subsidiaries and the denominator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by all CCRG Entities, Cendant Canada, Wyndham, all Wyndham Subsidiaries, all Wyndham Shared Entities, Travelport and all Travelport Subsidiaries, provided, however, that if the Travelport Sale occurs, the Travelport Extraordinary Percentage means zero percent (0%).

(145) “Travelport Group” means Travelport and each of the Travelport Subsidiaries and each Business Entity that becomes a Subsidiary of Travelport, including those entities identified as such on Schedule 1.1(192) of the Separation and Distribution Agreement.

(146) “Travelport Indemnitees” means Travelport, each member of the Travelport Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(147) “Travelport Option” means an option to acquire Travelport Common Stock.

(148) “Travelport Option Holder” means a holder of a Travelport Option.

(149) “Travelport RSU” means a restricted stock unit payable in shares of Travelport Common Stock.

(150) “Travelport RSU Holder” means a holder of a Travelport RSU.

(151) “Travelport Sale” has the meaning set forth in the recitals hereto.

(152) “Travelport Sharing Percentage” means twenty percent (20%), provided, however, that if the Travelport Sale occurs, Travelport Sharing Percentage means zero percent (0%) for all purposes (including with retroactive application).

(153) “Travelport Subsidiary” means all direct and indirect Subsidiaries of Travelport, determined immediately after the Travelport Distribution.

(154) “Travelport Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which Travelport or a Travelport Subsidiary is the Common Parent;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by Travelport or a Travelport Subsidiary; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by Travelport or a Travelport Subsidiary.

(155) “Travelport Taxes” means all Taxes required to be paid by or imposed upon Travelport or a Travelport Subsidiary with respect to all Travelport Tax Returns.

(156) “Travel Distribution Business” has the meaning set forth in the Separation and Distribution Agreement.

(157) “Treasury Regulations” means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(158) “Unqualified Tax Opinion” means an unqualified “will” opinion of a Law firm of nationally recognized standing in the field of taxation, which opinion is reasonably acceptable to a Majority of the Parties and upon which each of the Parties may rely to confirm that a transaction (or transactions) will not result in Distribution Taxes, including confirmation in accordance with Circular 230 or otherwise that may be provided for purposes of avoiding any applicable penalties or additions to Tax.

(159) “Vehicle Rental Business” has the meaning set forth in the Separation and Distribution Agreement.

(160) “Wyndham” has the meaning set forth in the recitals hereto.

(161) “Wyndham Common Stock” has the meaning set forth in the recitals hereto.

(162) “Wyndham Distribution” means the distribution on the Wyndham Distribution Date to holders of record of shares of Cendant Common Stock as of the Wyndham Distribution Record Date of the Wyndham Common Stock owned by Cendant on the basis of one share of Wyndham Common Stock for every five (5) outstanding shares of Cendant Common Stock.

(163) “Wyndham Distribution Date” means the date on which Cendant distributes all of the issues and outstanding shares of Wyndham Common Stock to the holders of Cendant Common Stock.

(164) “Wyndham Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Wyndham Distribution.

(165) “Wyndham Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which Cendant is a member) resulting from, or directly arising in connection with, the failure of the Wyndham Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Wyndham Distribution, or under the corresponding provisions of the Laws of other jurisdictions.

(166) “Wyndham Extraordinary Percentage” shall mean a ratio, the numerator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by Wyndham, all Wyndham Subsidiaries and all Wyndham Shared Entities and the denominator of which is the aggregate amount of income and gain resulting from all Extraordinary Transactions effected by all CCRG Entities, Cendant Canada, Wyndham, all Wyndham Subsidiaries, all Wyndham Shared Entities, Travelport and all Travelport Subsidiaries, provided, however, that if the Travelport Sale occurs, all income and gain resulting from all Extraordinary Transactions effected by Travelport and all Travelport Subsidiaries shall be ignored.

(167) “Wyndham Group” means Wyndham, each of the Wyndham Subsidiaries, each of the Wyndham Shared Entities and each Business Entity that becomes a Subsidiary of Wyndham, including those entities identified as such on Schedule 1.1(222) of the Separation and Distribution Agreement.

(168) “Wyndham Indemnitees” means Wyndham, each member of the Wyndham Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(169) “Wyndham Option” means an option to acquire Wyndham Common Stock.

(170) “Wyndham Option Holder” means a holder of a Wyndham Option.

(171) “Wyndham RSU” means a restricted stock unit payable in shares of Wyndham Common Stock.

(172) “Wyndham RSU Holder” means a holder of a Wyndham RSU.

(173) “Wyndham Shared Entities” means:

(i)	Hospitality Operations, Inc. (fka Cendant Transportation Corporation);

(ii)	Travel Link Group, Inc.;

(iii)	Cendant Finance (UK);

(iv)	Pointlux S.a.r.l. (Luxembourg);

(v)	Cendant Europe Limited (UK);

(vi)	Pointeuro V Limited (UK);

(vii)	Pointeuro IV Limited (UK);

(viii)	Cendant Denmark ApS;

(ix)	EMEA Holdings C.V. (Netherlands);

(x)	Cendant (UK) Holdings Limited;

(xi)	Pointtravel Co. Ltd. (UK); and

(xii)	Cycleagent Ltd. (UK).

(174) “Wyndham Sharing Percentage” means thirty percent (30%), provided, however, that if the Travelport Sale occurs, Wyndham Sharing Percentage means thirty-seven and one-half percent (37.5%) for all purposes (including with retroactive application).

(175) “Wyndham Subsidiaries” means all direct and indirect Subsidiaries of Wyndham, determined immediately after the Wyndham Distribution (and predecessors of such entities), provided, however, that Wyndham Subsidiaries shall not include any Wyndham Shared Entity (or any direct or indirect Subsidiary of any Wyndham Shared Entity).

(176) “Wyndham Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which Wyndham or a Wyndham Subsidiary is the Common Parent;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by Wyndham or a Wyndham Subsidiary; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by Wyndham or a Wyndham Subsidiary.

(177) “Wyndham Taxes” means all Taxes required to be paid by or imposed upon Wyndham or a Wyndham Subsidiary with respect to all Wyndham Tax Returns.

Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Section 1.3 Effective Time; Suspension.

(a) This Agreement shall be effective as of the Realogy Distribution Date.

(b) Notwithstanding Section 1.3(a) above, as between any of the Parties that are Affiliates (without regard to the last sentence set forth in the definition of Affiliates), the provisions of, and the obligations under, this Agreement shall be suspended as between such Parties until:

(i)	in the case of Cendant and Wyndham, the Wyndham Distribution Date;

(ii)	in the case of Wyndham and Travelport, the first to occur of the Wyndham Distribution Date or the Travelport Distribution Date; and

(iii)	subject to Section 1.3(c), in the case of Cendant and Travelport, the Travelport Distribution Date.

(c) Notwithstanding Section 1.3 or anything to the contrary contained in this Agreement:

(i)	if the Travelport Sale occurs, the rights and obligations of and to Travelport pursuant to this Agreement (including any indemnification obligation of Travelport pursuant to Section 6.4) shall be terminated and be deemed null and void and be of no further force or effect, and none of the other Parties or their respective Affiliates shall have any obligation to or rights against Travelport or any of its Affiliates pursuant to this Agreement (including all indemnification obligations to Travelport Indemnitees pursuant to Article VI); and

(ii)	upon the closing of the Travelport Sale, this Agreement shall be automatically amended without any action required by any of the Parties hereto, to provide the rights and obligations of the Parties set forth in Schedule B hereto. In the event of a conflict between Schedule B and any other provision of this Agreement, Schedule B shall control.

ARTICLE II

PREPARATION AND FILING OF TAX RETURNS

Section 2.1 Responsibility of Cendant to prepare and file Pre-2007 Cendant Shared Entity Tax Returns, Post-2006 Cendant Shared Entity Tax Returns and CCRG Entity Tax Returns.

(a) Filing of Pre-2007 Cendant Shared Entity Tax Returns.

(i)

General. To the extent not previously filed, subject to the rights and obligations of each of the Spinco Parties set forth herein, Cendant shall (at its own cost and expense) prepare and file or cause to be prepared and filed all Pre-2007 Cendant Shared Entity Tax Returns, provided, however, that all reasonable out-of-pocket costs and expenses incurred by Cendant in connection therewith shall be borne twenty-five percent

(25%) by each of the Parties, provided, further, that, if the Travelport Sale occurs, such costs and expenses shall be borne thirty-three percent (33%) by each of Cendant, Realogy and Wyndham. Such Pre-2007 Cendant Shared Entity Tax Returns shall be prepared in a manner consistent with the past practice of each Cendant Shared Entity unless otherwise required by applicable Law.

(ii)	Tax Package. To the extent not previously provided, each of the Spinco Parties (at its own cost and expense) shall prepare and provide or cause to be prepared and provided to Cendant (and make available or cause to be made available to the other Spinco Parties) a Tax Package relating to each Pre-2007 Cendant Shared Entity Tax Return required to be filed by all Tax Groups of which a Cendant Shared Entity was the Common Parent and such Spinco Party or any of its Subsidiaries was a member for one or more days in a taxable year. The Tax Package shall: (A) with respect to the Tax years of a Cendant Shared Entity ending on or prior to December 31, 2005, be provided to Cendant no later than July 31, 2006; and (B) with respect to the tax years of a Cendant Shared Entity ending after December 31, 2005 and on or before December 31, 2006, be provided to Cendant no later than May 31, 2007. For the avoidance of doubt, in the event a Spinco Party does not fulfill its obligations pursuant to this Section 2.1(a)(ii), Cendant shall be entitled, at the sole cost and expense of such Spinco Party, to prepare or cause to be prepared the information required to be included in the Tax Package for purposes of preparing any such Pre-2007 Cendant Shared Entity Tax Return.

(iii)	Procedures relating to the preparation and filing of Pre-2007 Cendant Shared Entity Tax Returns.

(A) Pre-2007 Cendant Shared Entity Tax Returns for taxable periods ending on or prior to December 31, 2005. In the case of Pre-2007 Cendant Shared Entity Tax Returns for periods ending on or prior to December 31, 2005, to the extent not previously filed, no later than 30 days prior to the Due Date of such Tax Return, Cendant shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the Spinco Parties. Each of the Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Cendant Shared Entity Tax Returns and the Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than September 1, 2006, a Spinco Party shall have a right to object to such Pre-2007 Shared Entity Tax Return (or items with respect thereto) by written notice to Cendant and the other Spinco Parties; such written notice shall contain such disputed item (or items) and the basis for its objection.

(B) Pre-2007 Cendant Shared Entity Tax Returns for taxable periods ending after December 31, 2005. In the case of Pre-2007 Cendant Shared Entity Tax Returns for periods ending after December 31, 2005, to the extent not previously filed, no later than 60 days prior to the Due Date of each such Pre-2007 Cendant Shared Entity Tax Return, Cendant shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the Spinco Parties. Each of the Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Cendant Shared Entity Tax Returns and the Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than August 1, 2007, a Spinco Party shall have a right to object by written notice to Cendant and the other Spinco Parties; such written notice shall contain such disputed item (or items) and the basis for its objection.

(C) With respect to a Pre-2007 Cendant Shared Entity Tax Return prepared by Cendant and submitted to each of the Spinco Parties pursuant to Section 2.1(a)(iii)(A) or Section 2.1(a)(iii)(B), as the case may be, if a Spinco Party does not object by proper written notice to Cendant and the other Spinco Parties within the time period described in such sections, as the case may be, such Pre-2007 Cendant Shared Entity Tax Return shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 2.1(a)(iii). If a Spinco Party does object by proper written notice to Cendant and the other Spinco Parties within such time period, Cendant and such Spinco Party (or Parties) shall act in good faith to resolve any such dispute as promptly as practicable, provided, however, that, notwithstanding anything to the contrary contained herein, if a Spinco Party (or Parties) and Cendant have not reached a final resolution with respect to all disputed items for which proper written notice has been given within 15 days prior to the Due Date for the filing of such Pre-2007 Cendant Shared Entity Tax Return, such Tax Return shall be filed as prepared by Cendant (revised to reflect all initially disputed items that the Parties have agreed upon prior to such date). All Taxes required to be paid by a Spinco Party to Cendant with respect to a Pre-2007 Cendant Shared Entity Tax Return in accordance with Article III shall be based upon the amounts shown to be due and owing on such Tax Return as filed by Cendant and paid by such Spinco Party to Cendant no later than 5 days prior to the Due Date of such Tax Return.

(D) In the event Cendant files a Pre-2007 Cendant Shared Entity Tax Return that includes properly disputed items pursuant to this Section 2.1(a)(iii) that were not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Article XII. In the event that the resolution of such disputed item (or items) in accordance with Article XII with respect to a Pre-2007 Cendant Shared Entity Tax Return is inconsistent with such Pre-2007 Cendant Shared

Entity Tax Return as filed by Cendant, Cendant shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Pre-2007 Cendant Shared Entity Tax Return is adjusted as a result of a resolution in accordance with Article XII, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Article III in a manner that reflects such resolution.

(b) Preparation and filing of Post-2006 Cendant Shared Entity Tax Returns and CCRG Entity Tax Returns.

(i)	To the extent not previously filed, no later than 30 days prior to the Due Date of each CCRG Entity Tax Return for any taxable period ending on or prior to December 31, 2006 which CCRG Entity Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Cendant shall make available or cause to be made available drafts of such Tax Return to each of the Spinco Parties. All such CCRG Entity Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(ii)	To the extent not previously filed, Cendant shall (at its own cost and expense) prepare and file or cause to be prepared and filed:

(A)	all Post-2006 Cendant Shared Entity Tax Returns; and

(B)	subject to Section 2.1(b)(i), all CCRG Entity Tax Returns.

Section 2.2 Responsibility of Realogy to prepare and file Realogy Tax Returns.

(a) To the extent not previously filed, no later than 30 days prior to the Due Date of each Realogy Tax Return for any taxable period ending on or prior to December 31, 2006 which Realogy Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Realogy shall make available or cause to be made available drafts of such Tax Return to each of the other Spinco Parties and Cendant. All such Realogy Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(b) To the extent not previously filed, Realogy shall (at its own cost and expense), subject to Section 2.2(a), prepare and file or caused to be prepared and filed all Realogy Tax Returns.

Section 2.3 Responsibility of Wyndham to prepare and file Pre-2007 Wyndham Shared Entity Tax Returns, Post-2006 Wyndham Shared Entity Tax Returns and Wyndham Tax Returns.

(a) Filing of Pre-2007 Wyndham Shared Entity Tax Returns.

(i)	General. To the extent not previously filed, subject to the rights and obligations of each of Realogy and Travelport set forth herein, Wyndham shall (at its own cost and expense) prepare and file or cause to be prepared and filed all Pre-2007 Wyndham Shared Entity Tax Returns, provided, however, that all reasonable out-of-pocket costs and expenses incurred by Wyndham in connection therewith shall be borne twenty-five percent (25%) by each of the Parties, provided, further, that, if the Travelport Sale occurs, such costs and expenses shall be borne thirty-three percent (33%) by each of Cendant, Realogy and Wyndham. Such Pre-2007 Wyndham Shared Entity Tax Returns shall be prepared in a manner consistent with the past practice of each Wyndham Shared Entity unless otherwise required by applicable Law.

(ii)	Tax Package. To the extent not previously provided, each of the other Spinco Parties and Cendant (at its own cost and expense) shall prepare and provide or cause to be prepared and provided to Wyndham (and make available or cause to be made available to the other Parties) a Tax Package relating to each Pre-2007 Wyndham Shared Entity Tax Return required to be filed by all Tax Groups of which a Wyndham Shared Entity was the Common Parent and such Spinco Party or any of its Subsidiaries or Cendant or any of its Subsidiaries, as the case may be, was a member for one or more days in a taxable year. The Tax Package shall: (A) with respect to the Tax years of the Wyndham Shared Entity ending on or prior to December 31, 2005, be provided to Wyndham no later than July 31, 2006; and (B) with respect to the tax years of the Wyndham Shared Entity ending after December 31, 2005 and on or before December 31, 2006, be provided to Wyndham no later than May 31, 2007. For the avoidance of doubt, in the event a Spinco Party or Cendant does not fulfill its obligations pursuant to this Section 2.3(a)(ii), Wyndham shall be entitled, at the sole cost and expense of such Spinco Party or Cendant, as the case may be, to prepare or cause to be prepared the information required to be included in the Tax Package for purposes of preparing any such Pre-2007 Wyndham Shared Entity Tax Return.

(iii)	Procedures relating to the preparation and filing of Pre-2007 Wyndham Shared Entity Tax Returns.

(A) Pre-2007 Wyndham Shared Entity Tax Returns for taxable periods ending on or prior to December 31, 2005. In the case of Pre-2007 Wyndham Shared Entity Tax Returns for periods ending on or prior to December 31, 2005, to the extent not previously filed, no later than 30 days prior to the Due Date of such Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the other Spinco Parties. Each of the other Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Wyndham

Shared Entity Tax Returns and the Spinco Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than September 1, 2006, a Spinco Party shall have a right to object by written notice to Wyndham and the other Spinco Party; such written notice shall contain such disputed item (or items) and the basis for its objection.

(B) Pre-2007 Wyndham Shared Entity Tax Returns for taxable periods ending after December 31, 2005. In the case of Pre-2007 Wyndham Shared Entity Tax Returns for periods ending after December 31, 2005, to the extent not previously filed, no later than 60 days prior to the Due Date of each such Pre-2007 Wyndham Shared Entity Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the other Spinco Parties. Each of the other Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Wyndham Shared Entity Tax Returns and the Spinco Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than August 1, 2007, a Spinco Party shall have a right to object by written notice to Wyndham and the other Spinco Party; such written notice shall contain such disputed item (or items) and the basis for its objection.

(C) With respect to a Pre-2007 Wyndham Shared Entity Tax Return prepared by Wyndham and submitted to each of the Spinco Parties pursuant to Section 2.3(a)(iii)(A) or Section 2.3(a)(iii)(B), as the case may be, if a Spinco Party does not object by proper written notice to Wyndham and the other Spinco Party within the time period described in such sections, as the case may be, such Pre-2007 Wyndham Shared Entity Tax Return shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 2.3(a)(iii). If a Spinco Party does object by proper written notice to Wyndham and the other Spinco Party within such time period, Wyndham and such Spinco Party (or Parties) shall act in good faith to resolve any such dispute as promptly as practicable, provided, however, that, notwithstanding anything to the contrary contained herein, if a Spinco Party (or Parties) and Wyndham have not reached a final resolution with respect to all disputed items for which proper written notice has been given within 15 days prior to the Due Date for the filing of such Pre-2007 Wyndham Shared Entity Tax Return, such Tax Return shall be filed as prepared by Wyndham (revised to reflect all initially disputed items that the Spinco Parties have agreed upon prior to such date). All Taxes required to be paid by a Spinco Party to Wyndham with respect to a Pre-2007 Wyndham Shared Entity Tax Return in accordance with Article III shall be based upon the amounts shown to be due and owing on such Tax Return as filed by Wyndham and paid by such Spinco Party to Wyndham no later than five (5) days prior to the Due Date of such Tax Return.

(D) In the event Wyndham files a Pre-2007 Wyndham Shared Entity Tax Return that includes properly disputed items pursuant to this Section 2.3(a)(iii) that were not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Article XII. In the event that the resolution of such disputed item (or items) in accordance with Article XII with respect to a Pre-2007 Wyndham Shared Entity Tax Return is inconsistent with such Pre-2007 Wyndham Shared Entity Tax Return as filed by Wyndham, Wyndham shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Pre-2007 Wyndham Shared Entity Tax Return is adjusted as a result of a resolution in accordance with Article XII, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Article III in a manner that reflects such resolution.

(b) Filing of Post-2006 Wyndham Shared Entity Tax Returns and Wyndham Tax Returns. Tax Returns and CCRG Entity Tax Returns.

(i)	To the extent not previously filed, no later than 30 days prior to the Due Date of each Wyndham Tax Return for any taxable period ending on or prior to December 31, 2006 which Wyndham Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return to each of the other Parties. All such Wyndham Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(ii)	To the extent not previously filed, Wyndham shall (at its own cost and expense) prepare and file or cause to be prepared and filed:

(A)	all Post-2006 Wyndham Shared Entity Tax Returns; and

(B)	subject to Section 2.3(b)(i), all Wyndham Tax Returns.

Section 2.4 Responsibility of Travelport to prepare and file Travelport Tax Returns.

To the extent not previously filed, no later than 30 days prior to the Due Date of each Travelport Tax Return for any taxable period ending on or prior to December 31, 2006 which Travelport Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Travelport shall make available or cause to be made available drafts of such Tax Return to each of the other Parties. All such Travelport Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(b) To the extent not previously filed, Travelport shall (at its own cost and expense), subject to Section 2.4(a), prepare and file or caused to be prepared and filed all Travelport Tax Returns.

Section 2.5 Time of filing Tax Returns; manner of Tax Return preparation. Each Tax Return shall be filed on or prior to the Due Date for such Tax Return by the Party responsible for filing such Tax Return hereunder. Unless otherwise required by a Taxing Authority pursuant to a Final Determination, the Parties hereto shall prepare and file or cause to be prepared and filed all Tax Returns and take all other actions in a manner consistent with (and shall not take any position inconsistent with):

(a) the conversion of Cendant Car Rental Group, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(b) the conversion of Avis Car Rental Group, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(c) the conversion of Avis Group Holdings, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(d) the conversion of Avis Rent A Car System, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(e) the merger of TM Acquisition Corp. with and into CFHC LLC, with CFHC LLC surviving the merger, as a tax-free liquidation under Section 332 of the Code;

(f) the merger of Wizcom International, Inc. with and into CFHC LLC, with CFHC LLC surviving the merger, as a tax-free liquidation under Section 332 of the Code or as a reorganization under Section 368(a) of the Code;

(g) the contributions to Realogy, together with the distributions of cash from Realogy to Cendant, which cash will be distributed solely to creditors of Cendant, and the distribution by Cendant to its stockholders of all of the stock of Realogy, as a reorganization under Sections 368(a)(1)(D) and 355 of the Code (and to which Sections 355(d) and (e) of the Code do not apply);

(h) the receipt by Cendant of approximately $2.225 billion (subject to adjustment) of cash distributed to it by Realogy in connection with the Realogy Distribution (which cash will be distributed solely to creditors of Cendant) as not resulting in income or gain pursuant to Section 361 of the Code (subject to the limitations set forth therein);

(i) the distribution by Cendant to its stockholders of all of the stock of Realogy as a tax-free distribution under Section 355(a) of the Code to such stockholders;

(j) the contributions to Wyndham, together with the distributions of cash from Wyndham to Cendant, which cash will be distributed solely to creditors of Cendant, and the distribution by Cendant to its stockholders of all of the stock of Wyndham, as a reorganization under Sections 361(c), 368(a)(1)(D) and 355 of the Code (and to which Sections 355(d) and (e) of the Code do not apply);

(k) the receipt by Cendant of approximately $1.36 billion (subject to adjustment) of cash distributed to it by Wyndham in connection with the Wyndham Distribution (which cash will be distributed solely to creditors of Cendant) as not resulting in income or gain pursuant to Section 361 of the Code (subject to the limitations set forth therein);

(l) the distribution by Cendant to its stockholders of all of the stock of Wyndham as a tax-free distribution under Section 355(a) of the Code to such stockholders; and

(m) the distribution by Cendant to its stockholders of all of the stock of Travelport as a distribution within the meaning of Sections 355(a) and (c ) of the Code (and for which Sections 355(d) and (e) of the Code do not apply), provided, however, that this Section 2.5(m) shall not apply if the Travelport Sale occurs.

ARTICLE III

PAYMENT OF TAXES AND OTHER AMOUNTS

Section 3.1 Responsibility of Cendant to pay Taxes and other amounts.

(a) General. Subject to Article V (relating to Distribution Taxes), Section 8.2(b), Section 10.2(b) and Section 10.3(d), Cendant shall be liable for and shall pay or cause to be paid to the applicable Taxing Authority:

(i)	if on or after the Realogy Distribution Date and on or prior to December 31, 2006, a CCRG Entity or Cendant Canada effects one or more Extraordinary Transactions that increases the income or gain of a Cendant Shared Entity for the taxable year ending December 31, 2006, an amount equal to the product of:

(A) the excess, if any, of the amount of such Pre-2007 Cendant Shared Entity Tax imposed on such Cendant Shared Entity (taking into account all Extraordinary Transactions) over the amount of such Pre-2007 Cendant Shared Entity Tax that would have been imposed on such Cendant Shared Entity had all the Extraordinary Transactions not occurred; and

(B) the CCRG Extraordinary Percentage;

(ii)	all Post-2006 Cendant Shared Entity Taxes;

(iii)	except to the extent of any Pre-2007 CCRG Separate Company Shared Taxes, all other CCRG Entity Taxes; and

(iv)	amounts equal to the amounts Cendant actually receives from the other Parties for Pre-2007 Cendant Shared Entity Taxes and Pre-2007 CCRG Separate Company Shared Taxes.

(b) Certain Other Payments. If on or after the Realogy Distribution Date and on or prior to December 31, 2006, a CCRG Entity or Cendant Canada effects one or more Extraordinary Transactions, then Cendant shall pay or cause to be paid to each applicable Spinco Party an amount equal to the sum of:

(i)	the product of:

(A) the product of:

(I)	the excess, if any, of (x) the aggregate amount of net operating loss and capital loss carryovers (if any) that would have been allocated, apportioned or retained, as the case may be (“Apportioned”), to such Spinco Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the Extraordinary Transactions not occurred over (y) the amount of net operating loss carryovers (if any) that will be Apportioned to such Spinco Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of net operating loss and capital loss carryovers (if any) pursuant to this Section 3.1(b)(i)(A)(I) shall be in accordance with the manner in which such net operating losses and capital loss carryovers were Apportioned pursuant to Section 10.1; and

(II)	38 percent; and

(B) the CCRG Extraordinary Percentage; and

(ii)	the product of:

(A) the excess, if any, of (x) the amount of credit carryovers (if any) that would have been Apportioned to such Spinco Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the Extraordinary Transactions not occurred over (y) the amount of credit carryovers (if any) that will be Apportioned to such Spinco Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of credit carryovers (if any) pursuant to this Section 3.1(b)(ii) shall be in accordance with the manner in which such credit carryovers were Apportioned pursuant to Section 10.1; and

(B) the CCRG Extraordinary Percentage.

(c) Timing of Payments.

(i)	Payment of Taxes required to be made by Cendant to Taxing Authorities. All Taxes required to be paid or caused to be paid by Cendant to an applicable Taxing Authority pursuant to Section 3.1(a) shall be paid or caused to be paid by Cendant to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Cendant actually receives from the other Parties for Pre-2007 Cendant Shared Entity Taxes and Pre-2007 CCRG Separate Company Shared Taxes shall be paid or caused to be paid by Cendant to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Cendant actually receives such amounts from the applicable Spinco Parties.

(ii)	Payment of amounts required to be paid by Cendant to a Spinco Party pursuant to Section 3.1(b). All amounts required to be paid or caused to be paid by Cendant to a Spinco Party pursuant to Section 3.1(b) shall be paid or caused to be paid by Cendant to such Spinco Party no later than October 15, 2007.

Section 3.2 Responsibility of Realogy to pay Taxes and other amounts.

(a) Subject to Article V (relating to Distribution Taxes), Section 8.2(b), Section 10.2(b) and Section 10.3(d), Realogy shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Realogy Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, a CCRG Entity, Cendant Canada, Wyndham, a Wyndham Subsidiary, a Wyndham Shared Entity, Travelport and/or a Travelport Subsidiary, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Cendant Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Cendant Shared Entity Taxes for purposes of this Section 3.2(a)(i) shall be deemed to equal the amount of such Taxes that would have been imposed on the Cendant Shared Entities had all of such Extraordinary Transactions not occurred;

(ii)	to Wyndham, the Realogy Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, Wyndham, a Wyndham Subsidiary or a Wyndham Shared Entity, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Wyndham Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Wyndham Shared Entity Taxes for purposes of this Section 3.2(a)(ii) shall be deemed to equal the amount of the Taxes that would have been imposed on the Wyndham Shared Entities had all of such Extraordinary Transactions not occurred;

(iii)	to Cendant, the Realogy Sharing Percentage of all Pre-2007 CCRG Separate Company Shared Taxes;

(iv)	to Wyndham, the Realogy Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(v)	to Travelport, the Realogy Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(vi)	to the applicable Taxing Authority, the Realogy Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(vii)	except to the extent of any Pre-2007 Realogy Separate Company Shared Taxes, to the applicable Taxing Authority, all other Realogy Taxes; and

(viii)	to the applicable Taxing Authority, amounts equal to the amounts Realogy actually receives from the other Parties for Pre-2007 Realogy Separate Company Shared Taxes.

(b) Timing of Payments.

(i)	Payment of Taxes required to be made by Realogy to Taxing Authorities. All Taxes required to be paid or caused to be paid by Realogy to an applicable Taxing Authority pursuant to Section 3.2(a) shall be paid or caused to be paid by Realogy to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Realogy actually receives from the other Parties for Pre-2007 Realogy Separate Company Shared Taxes shall be paid or caused to be paid by Realogy to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Realogy actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Realogy to another Party pursuant to Section 3.2(a). All amounts required to be paid or caused to be paid by Realogy to another Party pursuant to Section 3.2(a) shall be paid or caused to be paid by Realogy to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

Section 3.3 Responsibility of Wyndham to pay Taxes and other amounts.

(a) Subject to Article V (relating to Distribution Taxes), Section 8.2(b), Section 10.2(b) and Section 10.3(d), Wyndham shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Wyndham Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, a CCRG Entity, Cendant Canada, Wyndham, a Wyndham Subsidiary, a Wyndham Shared Entity, Travelport and/or a Travelport Subsidiary, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Cendant Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Cendant Shared Entity Taxes for purposes of this Section 3.3(a)(i) shall be deemed to equal the amount of such Taxes that would have been imposed on such Cendant Shared Entity had all of such Extraordinary Transactions not occurred;

(ii)	to the applicable Taxing Authority, the Wyndham Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, Wyndham or a Wyndham Subsidiary or a Wyndham Shared Entity, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Wyndham Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Wyndham Shared Entity Taxes for purposes of this Section 3.3(a)(ii) shall be deemed to equal the amount of such Taxes that would have been imposed on the Wyndham Shared Entities had all of such Extraordinary Transactions not occurred;

(iii)	if on or after the Realogy Distribution Date and on or prior to the Wyndham Distribution Date, Wyndham, a Wyndham Subsidiary or a Wyndham Shared Entity effects one or more Extraordinary Transactions that increases the net income or gain of a Cendant Shared Entity for the taxable year ending December 31, 2006, to Cendant in an amount equal to the product of:

(A) the excess, if any, of the amount of Pre-2007 Cendant Shared Entity Taxes imposed on such Cendant Shared Entity for the taxable year ending December 31, 2006 (taking into account all Extraordinary Transactions) over the amount of Pre-2007 Cendant Shared Entity Taxes that would have been imposed on such Cendant Shared Entity for the taxable years ending December 31, 2006 had all the Extraordinary Transactions not occurred, and

(B) the Wyndham Extraordinary Percentage;

(iv)	to the applicable Taxing Authority, all Post-2006 Wyndham Shared Entity Taxes;

(v)	to Cendant, the Wyndham Sharing Percentage of all Pre-2007 CCRG Separate Company Shared Taxes;

(vi)	to Realogy, the Wyndham Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(vii)	to Travelport, the Wyndham Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(viii)	to the applicable Taxing Authority, the Wyndham Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(ix)	except to the extent of any Pre-2007 Wyndham Separate Company Shared Taxes, to the applicable Taxing Authority, all other Wyndham Taxes; and

(x)	to the applicable Taxing Authority, amounts equal to the amounts Wyndham actually receives from the other Parties for Pre-2007 Wyndham Shared Entity Taxes and Pre-2007 Wyndham Separate Company Shared Taxes.

(b) Certain Other Payments. If on or after the Realogy Distribution Date and on or prior to the Wyndham Distribution Date, Wyndham, any of the Wyndham Subsidiaries or any of the Wyndham Shared Entities effects one or more Extraordinary Transactions, then Wyndham shall pay or cause to be paid to each applicable Party (other than Wyndham), as the case may be, an amount equal to the sum of:

(i)	the product of:

(A) the product of:

(I)

the excess, if any, of (x) the aggregate amount of net operating loss and capital loss carryovers (if any) that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the

Extraordinary Transactions not occurred over (y) the amount of net operating loss carryovers (if any) that will be Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of net operating loss and capital loss carryovers (if any) pursuant to this Section 3.3(b)(i)(A)(I) shall be in accordance with the manner in which such net operating losses and capital loss carryovers were Apportioned pursuant to Section 10.1; and

(II)	38 percent; and

(B) the Wyndham Extraordinary Percentage; and

(ii)	the product of:

(A) the excess, if any, of (x) the amount of credit carryovers (if any) that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the Extraordinary Transactions not occurred over (y) the amount of credit carryovers (if any) that will be Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of credit carryovers (if any) pursuant to this Section 3.3(b)(ii) shall be in accordance with the manner in which such credit carryovers were Apportioned pursuant to Section 10.1; and

(B) the Wyndham Extraordinary Percentage.

(c) Timing of Payments.

(i)

Payment of Taxes required to be made by Wyndham to Taxing Authorities. All Taxes required to be paid or caused to be paid by Wyndham to an applicable Taxing Authority pursuant to Section 3.3(a) shall be paid or caused to be paid by Wyndham to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Wyndham actually receives from the other Parties for Pre-2007 Wyndham Shared Entity Taxes and Pre-2007 Wyndham Separate Company Shared Taxes shall be paid or caused to be paid by Wyndham to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Wyndham actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Wyndham to another Party pursuant to Section 3.3(a). All amounts required to be paid or caused to be paid by Wyndham to another Party pursuant to Section 3.3(a) shall be paid or caused to be paid by Wyndham to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

(iii)	Payment of amounts required to be paid by Wyndham to another Party pursuant to Section 3.3(b). All amounts required to be paid or caused to be paid by Wyndham to another Party pursuant to Section 3.3(b) shall be paid or caused to be paid by Wyndham to such Party no later than October 15, 2007.

Section 3.4 Responsibility of Travelport to pay Taxes and other amounts.

(a) Subject to Article V (relating to Distribution Taxes), Section 8.2(b), Section 10.2(b) and Section 10.3(d), Travelport shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Travelport Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, a CCRG Entity, Cendant Canada, Wyndham, a Wyndham Subsidiary, Travelport or a Travelport Subsidiary, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Cendant Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Cendant Shared Entity Taxes for purposes of this Section 3.4(a)(i) shall be deemed to equal the amount of such Taxes that would have been imposed on the Cendant Shared Entities had all of such Extraordinary Transactions not occurred;

(ii)	to Wyndham, the Travelport Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes, provided, however, that, if on or after the Realogy Distribution Date and on or prior to December 31, 2006, Wyndham, a Wyndham Subsidiary or a Wyndham Shared Entity, as the case may be, effects one or more Extraordinary Transactions that increases the amount of Pre-2007 Wyndham Shared Entity Taxes that would have otherwise been due and payable, then the amount of such Pre-2007 Wyndham Shared Entity Taxes for purposes of this Section 3.4(a)(ii) shall be deemed to equal the amount of such Taxes that would have been imposed on the Wyndham Shared Entities had all of such Extraordinary Transactions not occurred;

(iii)	if on or after the Realogy Distribution Date and on or prior to the Travelport Distribution Date, Travelport or a Travelport Subsidiary effects one or more Extraordinary Transactions that increases the net income or gain of a Cendant Shared Entity for the taxable year ending December 31, 2006, to Cendant in an amount equal to the product of:

(A) the excess, if any, of the amount of Pre-2007 Cendant Shared Entity Taxes imposed on such Cendant Shared Entity for the taxable year ending December 31, 2006 (taking into account all Extraordinary Transactions) over the amount of Pre-2007 Cendant Shared Entity Taxes that would have been imposed on such Cendant Shared Entity for the taxable year ending December 31, 2006 had all the Extraordinary Transactions not occurred, and

(B) the Travelport Extraordinary Percentage;

(iv)	to Cendant, the Travelport Sharing Percentage of all Pre-2007 CCRG Separate Company Shared Taxes;

(v)	to Realogy, the Travelport Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(vi)	to Wyndham , the Travelport Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(vii)	to the applicable Taxing Authority, the Travelport Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(viii)	except to the extent of Pre-2007 Travelport Separate Company Shared Taxes, to the applicable Taxing Authority, all other Travelport Taxes; and

(ix)	to the applicable Taxing Authority, all amounts Travelport actually receives from the other Parties for Pre-2007 Travelport Separate Company Shared Taxes.

(b) Certain Other Payments. If on or after the Realogy Distribution Date and on or prior to the Travelport Distribution Date, Travelport or any of the Travelport Subsidiaries effects one or more Extraordinary Transactions, then Travelport shall pay or cause to be paid to each Party (other than Travelport), as the case may be, an amount equal to the sum of:

(i)	the product of:

(A) the product of:

(I)	the excess, if any, of (x) the aggregate amount of net operating loss and capital loss carryovers (if any) that would have been Apportioned to such

Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the Extraordinary Transactions not occurred over (y) the amount of net operating loss carryovers (if any) that will be Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of net operating loss and capital loss carryovers (if any) pursuant to this Section 3.4(b)(i)(A)(I) shall be in accordance with the manner in which such net operating losses and capital loss carryovers were Apportioned pursuant to Section 10.1; and

(II)	38 percent; and

(B) the Travelport Extraordinary Percentage; and

(ii)	the product of:

(A) the excess, if any, of (x) the amount of credit carryovers (if any) that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder as of January 1, 2007 had all the Extraordinary Transactions not occurred over (y) the amount of credit carryovers (if any) that will be Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder taking into account all the Extraordinary Transactions, provided, however, that the determination of the amount of credit carryovers (if any) pursuant to this Section 3.4(b)(ii) shall be in accordance with the manner in which such credit carryovers were Apportioned pursuant to Section 10.1; and

(B) the Travelport Extraordinary Percentage.

(c) Timing of Payments.

(i)

Payment of Taxes required to be made by Travelport to Taxing Authorities. All Taxes required to be paid or caused to be paid by Travelport to an applicable Taxing Authority pursuant to Section 3.4(a) shall be paid or caused to be paid by Travelport to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Travelport actually receives from the other Parties for Pre-2007 Travelport Separate Company Shared Taxes shall be paid or caused to be paid by Travelport to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Travelport actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Travelport to another Party pursuant to Section 3.4(a). All amounts required to be paid or caused to be paid by Travelport to another Party pursuant to Section 3.4(a) shall be paid or caused to be paid by Travelport to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

(iii)	Payment of amounts required to be paid by Travelport to another Party pursuant to Section 3.4(b). All amounts required to be paid or caused to be paid by Travelport to another Party pursuant to Section 3.4(b) shall be paid or caused to be paid by Travelport to such Party no later than October 15, 2007.

Section 3. 5 Caps and Incremental Costs. Notwithstanding anything to the contrary in this Agreement, if the Travelport Sale does not occur, for purposes of determining Realogy’s liability for Pre-2007 Shared Entity Taxes and/or Pre-2007 Separate Company Shared Taxes in the case of Taxes attributable to any Pre-2007 Shared Entity Audit or Pre-2007 Separate Company Shared Tax Audit, respectively, the principles of Section 7.2(h) of the Separation and Distribution Agreement (relating to the establishment of a Cap, the payment of Incremental Costs, and the forfeiture of a right to vote to resolve any issue that is the subject of the Cap chosen by a Settling Party (all as defined in the Separation and Distribution Agreement) shall apply to limit Realogy’s liability for such Pre-2007 Shared Entity Taxes and/or Pre-2007 Separate Company Shared Taxes pursuant to this Agreement.

ARTICLE IV

REFUNDS AND OTHER MATTERS

Section 4.1 Refunds relating to Pre-2007 Shared Entity Tax Returns.

(a) Realogy. Realogy shall be entitled to the Realogy Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(b) Wyndham. Wyndham shall be entitled to the Wyndham Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(c) Travelport. Travelport shall be entitled to the Travelport Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(d) Refunds resulting in correlative detriment. Notwithstanding anything to the contrary contained in Section 4.1(a), to the extent a Refund is reasonably likely to result in a correlative detriment to one or more of the Parties for an applicable Post Distribution Tax Period, such Refund shall to the extent thereof be paid proportionately to the Parties that are reasonably likely to recognize such detriment, provided, however, if the Travelport Sale occurs, any correlative detriment to Travelport or any Travelport Subsidiary that is reasonable likely to occur as a result of a Refund shall be ignored.

Section 4.2 Refunds for the benefit of Cendant. Cendant shall be entitled to all Refunds of Taxes with respect to:

(a) all Post-2006 Cendant Shared Entity Tax Returns; and

(b) all CCRG Entity Tax Returns.

Section 4.3 Refunds for the benefit of Realogy. Realogy shall be entitled to all Refunds of Taxes with respect to all Realogy Tax Returns.

Section 4.4 Refunds for the benefit of Wyndham. Wyndham shall be entitled to all Refunds of Taxes with respect to:

(a) all Post-2006 Wyndham Shared Entity Tax Returns; and

(b) all Wyndham Tax Returns.

Section 4.5 Refunds for the benefit of Travelport. Travelport shall be entitled to all Refunds of Taxes with respect to all Travelport Tax Returns.

Section 4.6 Carrybacks. Each of the Parties shall be permitted (but not required) to carryback net operating losses or other Tax attributes realized in any Post-Distribution Tax Period of such Party to any period preceding or including any of the Distributions, provided, however, that a Party shall not be permitted to carryback a net operating loss or other Tax attribute to:

(a) any period relating to a Pre-2007 Cendant Shared Entity Tax Return without the consent of each of the Parties; and

(b) any period relating to a Pre-2007 Wyndham Shared Entity Tax Return without the consent of each of the Spinco Parties.

Section 4.7 Amended Tax Returns.

(a) Pre-2007 Shared Entity Tax Returns and Post-2006 Shared Entity Tax Returns. Subject to Article VIII (relating to Audits):

(i)	Pre-2007 Cendant Shared Entity Tax Returns. Subject to Section 2.1(a)(iii)(D), Cendant shall not amend or cause to be amended any Pre-2007 Cendant Shared Entity Tax Return without the consent of each of the Spinco Parties.

(ii)	Post-2006 Cendant Shared Entity Tax Returns. Cendant shall be entitled to amend or cause to be amended all Post-2006 Cendant Shared Entity Tax Returns.

(iii)	Pre-2007 Wyndham Shared Entity Tax Returns. Subject to Section 2.3(a)(iii)(D), Wyndham shall not amend or cause to be amended any Pre-2007 Wyndham Shared Entity Tax Return without the consent of each of Realogy and Travelport.

(iv)	Post-2006 Wyndham Shared Entity Tax Returns. Wyndham shall be entitled to amend or cause to be amended all Post-2006 Wyndham Shared Entity Tax Returns.

(b) CCRG Entity Tax Returns. Subject to Article VIII (relating to Audits), Cendant shall be entitled to amend or cause to be amended all CCRG Entity Tax Returns, provided, however, that Cendant shall not amend or cause to be amended any CCRG Entity Tax Return to the extent such amendment affects Pre-2007 CCRG Separate Company Shared Taxes, without the consent of each of the Spinco Parties.

(c) Realogy Tax Returns. Subject to Article VIII (relating to Audits), Realogy shall be entitled to amend or cause to be amended all Realogy Tax Returns, provided, however, that Realogy shall not amend or cause to be amended any Realogy Tax Return to the extent such amendment affects Pre-2007 Realogy Separate Company Shared Taxes, without the consent of each of Wyndham and Travelport.

(d) Wyndham Tax Returns. Subject to Article VIII (relating to Audits), Wyndham shall be entitled to amend or cause to be amended all Wyndham Tax Returns, provided, however, that Wyndham shall not amend or cause to be amended any Wyndham Tax Return to the extent such amendment affects Pre-2007 Wyndham Separate Company Shared Taxes, without the consent of Realogy and Travelport.

(e) Travelport Tax Returns. Subject to Article VIII (relating to Audits), Travelport shall be entitled to amend or cause to be amended all Travelport Tax Returns, provided, however, that Travelport shall not amend or cause to be amended any Travelport Tax Return to the extent such amendment affects Pre-2007 Travelport Separate Company Shared Taxes, without the consent of each of Realogy and Wyndham.

Section 4.8 Payments of Refunds.

(a) Any Refund to which a Party is entitled pursuant to this Article IV that is received by another Party shall be paid by such other Party to such Party in immediately available funds within five (5) Business Days of receipt.

(b) Notwithstanding Section 4.8(a), to the extent a Party applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Taxing Authority requires such application in lieu of a Refund) and such Refund, if received, would have been payable by such Party to another Party (or Parties) pursuant to this Article IV, such Party shall be deemed to have actually received a Refund to the extent thereof and shall pay (in immediately available funds) such Refund to the Parties no later than the Due Date of the Tax Return on which such Refund is applied to reduce Taxes otherwise payable.

ARTICLE V

DISTRIBUTION TAXES

Section 5.1 Distribution Taxes Not Attributable to Fault. In the event that Distribution Taxes are not attributable to the Fault of any Party, then:

(a) Realogy shall be responsible for and shall indemnify and hold each of the Cendant Indemnitees, the Wyndham Indemnitees and the Travelport Indemnitees harmless from and against the Realogy Sharing Percentage of any such Distribution Taxes;

(b) Wyndham shall be responsible for and shall indemnify and hold each of the Cendant Indemnitees, the Realogy Indemnitees and the Travelport Indemnitees harmless from and against the Wyndham Sharing Percentage of any such Distribution Taxes; and

(c) Travelport shall be responsible for and shall indemnify and hold each of the Cendant Indemnitees, the Realogy Indemnitees and the Wyndham Indemnitees harmless from and against the Travelport Sharing Percentage of any such Distribution Taxes.

Section 5.2 Distribution Taxes Attributable to Fault. In the event that Distribution Taxes are attributable to the Fault of a Party, then such Party shall be responsible for and shall indemnify and hold each of the other Parties and their respective Indemnitees harmless from and against all such Taxes.

Section 5.3 Definition of Fault. For purposes of this Agreement, Distribution Taxes shall be deemed to result from the fault (“Fault”) of a Party if such Taxes are directly attributable to, or result from:

(a) any action, or failure or omission to act, by such Party or such Party’s Affiliates following a Distribution, including, without limitation, a cessation, transfer to Affiliates or others, disposition of its active trade or business within the meaning of Section 355(b) of the Code or other businesses, failure to maintain continuity of business enterprise, an issuance of stock, stock buyback, or payment of an extraordinary dividend by such Party or such Party’s Affiliates following such Distribution;

(b) the direct or indirect acquisition of all or a portion of such Party’s stock and/or its assets (or any transaction or series of related transactions that is deemed to be such an acquisition for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder) by any means whatsoever by any person including pursuant to an issuance of stock by such Party or its Affiliates;

(c) any negotiations, understandings, agreements or arrangements by or involving such Party or its Affiliates with respect to transactions or events (including, without limitation, stock issuances pursuant to the exercise of stock options or otherwise, option grants, capital contributions or acquisitions of stock, or a series of such transactions or events) that cause any of the Distributions or related transactions to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly a Fifty Percent or Greater Interest in any such Party; or

(d) any act or failure to act that is described in Section 5.4 hereof of any such Party (regardless of whether such act or failure to act is covered by a ruling, Unqualified Tax Opinion or waiver, described below).

Section 5.4 Limits on Proposed Acquisition Transactions and other transactions for Restricted Period. For the Restricted Period applicable to each of the Parties, respectively, such Party (a “Requesting Party”) shall not:

(a) enter into any Proposed Acquisition Transaction, approve any Proposed Acquisition Transaction for any purpose or permit any Proposed Acquisition Transaction to occur;

(b) merge or consolidate with any other person or liquidate or partially liquidate;

(c) sell or otherwise transfer in a single transaction or series of transactions 50% or more of the gross or net assets of the active trade or business (for purposes of Section 355(b) of the Code) or 50% or more of the consolidated gross or net assets of its businesses (such percentages to be measured based on fair market values as of the date of the applicable Distribution);

(d) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the stock of such Party; or

(e) take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any representations or covenants made by such Party in a Tax Representation Letter issued by such Party or any of the positions set forth in Section 2.5) which in the aggregate (taking into account other transactions described in this section) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire, directly or indirectly, stock of any of the Parties representing a Fifty Percent or Greater Interest in such Party or otherwise jeopardize Tax-Free Status;

provided, however, that such Requesting Party shall be permitted to take such action or one or more actions set forth in the foregoing clauses (a) through (e) if, prior to taking each such action(s): (1) such Requesting Party shall have requested that Cendant obtain a private letter ruling from the Internal Revenue Service and Cendant shall have received such ruling in form and substance reasonably satisfactory to a Majority of the Parties that confirms that such action or actions will not result in Distribution Taxes, taking into account such actions and any other relevant transactions in the aggregate, (2) such Requesting Party shall provide each of the other Parties with an Unqualified Tax Opinion in form and substance reasonably satisfactory to a Majority of the Parties that confirms that such action or actions will not result in Distribution Taxes, taking into account such actions and any other relevant transactions in the aggregate, or (3) such Requesting Party shall have received a written statement from each of the other Parties that provides that such other Party waives the requirement to obtain a ruling or opinion described in this paragraph. In determining whether such ruling or opinion is reasonably satisfactory, the Parties may consider, among other factors, the appropriateness of any underlying assumptions, representations and covenants made in connection with such ruling or opinion. The Requesting Party shall bear all costs and expenses of securing any such ruling or opinion and shall reimburse the other Parties for all reasonable out-of-pocket costs and expenses that such Parties may incur in good faith in seeking to obtain or evaluate any such ruling or opinion.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification obligations of Cendant. Cendant shall and shall cause its Subsidiaries to indemnify the Realogy Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Cendant is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs and expenses for advisors attributable to a breach of any representation, covenant or obligation of Cendant under this Agreement.

Section 6.2 Indemnification obligations of Realogy. Realogy shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Realogy is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs and expenses for advisors attributable to a breach of any representation, covenant or obligation of Realogy under this Agreement.

Section 6.3 Indemnification obligations of Wyndham. Wyndham shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Realogy Indemnitees and the Travelport Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Wyndham is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs and expenses for advisors attributable to a breach of any representation, covenant or obligation of Wyndham under this Agreement.

Section 6.4 Indemnification obligations of Travelport. Travelport shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Realogy Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Travelport is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs and expenses for advisors attributable to a breach of any representation, covenant or obligation of Travelport under this Agreement.

ARTICLE VII

PAYMENTS

Section 7.1 General.

(a) All payments required to be made by one Party to another Party pursuant to this Agreement shall be made within the time prescribed for payment in this Agreement, or if no such time is prescribed, within 15 Business Days after delivery of written notice of the payment due and owing, together with a schedule calculating in reasonable detail the amounts that are due and owing. Payments shall be deemed made when received. Any payment that is not made when due shall bear interest at a rate per annum equal to the Prime Rate plus 4 percent, or the maximum legal rate, whichever is lower, provided, however, that, to the extent that the amount due and owing consists of Taxes, no interest shall accrue pursuant to this Section 7.1 until the later of the time prescribed for payment pursuant to this Agreement or the time such Taxes are actually paid by the Indemnified Party.

Section 7.2 Treatment of certain payments made pursuant to Tax Sharing Agreement.

(a) General. Unless otherwise required by a Final Determination or this Agreement, for U.S. federal income Tax purposes, payments made pursuant to this Agreement by:

(i)	a Spinco Party to Cendant shall be treated for all Tax purposes as distributions with respect to stock under Section 301 of the Code occurring immediately before the applicable Distribution;

(ii)	Cendant to any of the Spinco Parties shall be treated for all Tax purposes as tax-free contributions occurring immediately before the applicable Distribution;

(iii)	a Spinco Party to another Spinco Party shall be treated for all Tax purposes as distributions to Cendant with respect to stock under Section 301 of the Code occurring immediately before the applicable Distribution followed by tax-free contributions by Cendant to the recipient Spinco Party occurring immediately prior to the applicable Distribution; and

in each case, none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to a recipient party causes any such payment to not be so treated. Notwithstanding anything to the contrary contained herein, in the event that a Taxing Authority asserts that a Party’s treatment of a payment pursuant to this Agreement must be other than as required pursuant to this Section 7.2(a) or as otherwise by this Agreement, as the case may be, such Party shall use its reasonable best efforts to contest such challenge.

(b) Certain Payments made net of Tax benefits. In calculating amounts payable by a Party to another Party (or treated as paid by one Party to another Party) pursuant to this Agreement, the amount payable shall:

(i)	if the Indemnified Party is Cendant, be calculated net of any Tax Benefit Actually Realized by Cendant or any of its Affiliates for a Post-Distribution Tax Period at or prior to the time such payment is made, which Tax Benefit Actually Realized is related or attributable to such indemnification. To the extent that any such Tax Benefit Actually Realized by Cendant or its Affiliates for a Post-Distribution Tax Period shall arise after a payment is made (or treated as made) to Cendant pursuant to this Agreement, then no later than five (5) Business Days after the filing of a Tax Return reflecting such Tax Benefit Actually Realized:

(A) if the payment that gave rise to the Tax Benefit Actually Realized was not attributable to a liability shared among the Parties (e.g., liabilities other than Pre-2007 Shared Entity Taxes and Pre-2007 Separate Company Shared Taxes), Cendant shall pay to the Indemnifying Party one hundred percent (100%) of the amount of any such Tax Benefit Actually Realized by Cendant or its Affiliates for a Post-Distribution Tax Period; and

(B) if the payment that gave rise to the Tax Benefit Actually Realized was attributable to a liability that was shared and paid by the Spinco Parties to Cendant in accordance with their respective sharing percentages (e.g., Pre-2007 Cendant Shared Entity Taxes), Cendant shall pay to: (1) Realogy, the Realogy Sharing Percentage of any such Tax Benefit Actually Realized by Cendant or its Affiliates for a Post-Distribution Tax Period; (2) Wyndham, the Wyndham Sharing Percentage of any such Tax Benefit Actually Realized by Cendant or its Affiliates for a Post-Distribution Tax Period; and (3) Travelport, the Travelport Sharing Percentage of any such Tax Benefit Actually Realized by Cendant or its Affiliates for a Post-Distribution Tax Period; and

For the avoidance of doubt, in the event that a deduction or other Tax attribute does not result in a Tax Benefit Actually Realized, this Section 7.2(b)(i) shall continue to apply until such deduction or other Tax attribute results in a Tax Benefit Actually Realized or the deduction or other Tax attribute expires without being utilized. In the event that the amount of a Tax Benefit Actually Realized is subsequently reduced or denied as a result of an adjustment to Cendant’s or its Affiliate’s liability for Taxes, the

Indemnified Party shall promptly repay to Cendant the amount subtracted from any indemnity payment pursuant to this Section 7.2(b)(i) or any payment made pursuant to this Section 7.2(b)(i).

(ii)	if the Indemnified Party is Realogy, Wyndham or Travelport, as the case may be, be calculated net of the Realizable Tax Benefit to such Party or its Affiliates for a Post-Distribution Tax Period which Realizable Tax Benefit is related or attributable to such indemnification.

(c) Gross-up if indemnity payments determined to be taxable upon Final Determination. If, pursuant to a Final Determination, any amount paid by an Indemnifying Party pursuant to this Agreement results in any increased Tax liability or reduction of any Tax asset of the Indemnified Party, the Indemnifying Party shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax asset and shall pay to the other Party or Person, in addition to amounts otherwise owed, an additional amount necessary to reflect the Tax consequences of the receipt or accrual of the relevant payment (and payments made pursuant to this Section 7.2(c)), using the maximum statutory rates (or rate, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year.

Section 7.3 Treatment of payments made pursuant to Separation and Distribution Agreement.

(a) Treatment of payments made by the Parties pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities.

(i)	Payments made by Realogy pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities.

(A) In accordance with Revenue Ruling 95-74, 1995-2, C.B. 36, payments made by Realogy pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities that, but for such assumption by Realogy, would have been deductible by Cendant under Section 162(a) of the Code (and applicable provisions of state and local Law) if such amounts had been actually paid by Cendant, shall be treated for all Tax purposes as payments made by Realogy to third parties that are deductible to Realogy under Section 162(a) of the Code (and applicable provisions of state and local Law). None of the Parties shall take any position inconsistent with such treatment, except to the extent that Realogy is required to treat such payment differently as a result of a Final Determination.

(B) Payments made by Realogy pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities that, but for such assumption by Realogy, would not have been deductible by Cendant under Section 162(a) of the Code (and applicable provisions of state and local Law) if such amounts had been actually paid by Cendant, shall be treated for all Tax purposes as distributions in respect of stock pursuant to Section 301 of the Code occurring immediately before the Realogy Distribution (and, in appropriate circumstances, followed by tax-free capital contributions), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient Party causes any such payment to not be so treated.

(ii)	Payments made by Wyndham pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities.

(A) In accordance with Revenue Ruling 95-74, 1995-2, C.B. 36, payments made by Wyndham pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities that, but for such assumption by Wyndham, would have been deductible by Cendant under Section 162(a) of the Code (and applicable provisions of state and local Law) if such amounts had been actually paid by Cendant, shall be treated for all Tax purposes as payments made by Wyndham to third parties that are deductible by Wyndham under Section 162(a) of the Code (and applicable provisions of state and local Law). None of the Parties shall take any position inconsistent with such treatment, except to the extent that Wyndham is required to treat such payment differently as a result of a Final Determination.

(B) Payments made by Wyndham pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities that, but for such assumption by Wyndham, would not have been deductible by Cendant under Section 162(a) of the Code (and applicable provisions of state and local Law) if such amounts had been actually paid by Cendant, shall be treated for all Tax purposes as distributions in respect to stock pursuant to Section 301 of the Code occurring immediately before the Wyndham Distribution (and, in appropriate circumstances, followed by tax-free capital contributions), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

(iii)

Payments made by Travelport pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities. Payments made by Travelport pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities shall be treated for all Tax purposes as distributions in respect to stock pursuant to Section 301 of the Code occurring immediately before the Travelport Distribution (and, in appropriate circumstances, followed by tax-free capital contributions), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

(b) Treatment of payments made by a Party to another Party for costs and expenses relating to Assumed Cendant Contingent Liabilities and for Specified Shared Expenses.

(i)	Payments made by Cendant. Payments made by Cendant for Specified Shared Expenses shall be treated as amounts deductible by Cendant pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to Cendant causes any such payment to not be so treated.

(ii)	Payments made by Realogy. Payments made by Realogy for costs and expenses relating to Assumed Cendant Contingent Liabilities and for Specified Shared Expenses shall be treated as amounts deductible by Realogy pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to Realogy causes any such payment to not be so treated.

(iii)	Payments made by Wyndham. Payments made by Wyndham for costs and expenses relating to Assumed Cendant Contingent Liabilities and for Specified Shared Expenses shall be treated as amounts deductible by Wyndham pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to Wyndham causes any such payment to not be so treated.

(iv)	Payments made by Travelport. Payments made by Travelport for costs and expenses relating to Assumed Cendant Contingent Liabilities and for Specified Shared Expenses shall be treated as amounts deductible by Travelport pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to Travelport causes any such payment to not be so treated.

(c) Treatment of indemnification payments made pursuant to the Separation and Distribution Agreement.

(i)

General. Unless otherwise required by a Final Determination or this Agreement (including Section 7.3(a)), for U.S. federal income tax purposes, indemnity payments made pursuant to the Separation and Distribution Agreement shall be treated in accordance with the principles set forth in Section 7.2(a). Notwithstanding anything to the contrary contained herein, in the event that a Taxing Authority challenges a Party’s treatment of a payment pursuant to the Separation and Distribution Agreement is other than as set forth in Section 7.2(a) or as otherwise set forth in this Agreement, as the case may be, such Party shall use its reasonable best efforts to contest such challenge.

(ii)	Certain Payments made net of Tax benefits. In calculating the amounts payable (or treated as paid) by a Party (or Parties) to another Party pursuant to the Separation and Distribution Agreement, the amount payable shall be calculated net of any Tax benefits in accordance with, and subject to, the principles set forth in Section 7.2(b).

(iii)	Gross-up if indemnity payments determined to be taxable upon Final Determination. If, pursuant to a Final Determination, any amount paid by an indemnifying Party to an indemnified Party pursuant to the Separation and Distribution Agreement results in any increased Tax liability or reduction in a Tax asset of the indemnified Party, such indemnification shall be increased in accordance with the principles set forth in Section 7.2(c).

(d) Treatment of payments made by a Party upon the exercise of Options and for RSUs. Payments (including, for purposes of this Section 7.3(d), whether in cash or through transfers of stock) made by a Party in connection with the exercise of Cendant Options, Realogy Options, Wyndham Options and Travelport Options, and the vesting of Cendant RSUs, Realogy RSUs, Wyndham RSUs and Travelport RSUs shall be treated for all Tax purposes consistent with the principles of Revenue Ruling 2002-1, C.B. 268 and this Section 7.3(d), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the Party entitled to a deduction under Section 162 of the Code causes such Party to not be entitled to such deduction. Subject to the preceding sentence:

(i)	Payments made by Cendant in respect of Cendant Options and Cendant RSUs.

(A) Payments by Cendant to Cendant Option Holders and Cendant RSU Holders that are employees of Cendant. Payments made by Cendant to Cendant Option Holders who are employees or former employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Cendant Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates. Payments made by Cendant to Cendant RSU Holders who are employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Cendant RSUs shall be treated as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates.

(B) Payments by Cendant to Cendant Option Holders and Cendant RSU Holders that are employees of Realogy. Payments made by Cendant to Cendant Option Holders who are employees or former employees of Realogy or any of its Subsidiaries in respect of Cendant Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates. Payments made by Cendant to Cendant RSU Holders who are employees of Realogy or any of its Subsidiaries in respect of Cendant RSUs shall be treated as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates.

(C) Payments by Cendant to Cendant Option Holders and Cendant RSU Holders that are employees of Wyndham. Payments made by Cendant to Cendant Option Holders who are employees or former employees of Wyndham or any of its Subsidiaries in respect of Cendant Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates. Payments made by Cendant to Cendant RSU Holders who are employees of Wyndham or any of its Subsidiaries in respect of Cendant RSUs shall be treated as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates.

(D) Payments by Cendant to Cendant Option Holders and Cendant RSU Holders that are employees of Travelport. Payments made by Cendant to Cendant Option Holders who are employees or former employees of Travelport or any of its Subsidiaries in respect of Cendant Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates. Payments made by Cendant to

Cendant RSU Holders who are employees of Travelport or any of its Subsidiaries in respect of Cendant RSUs shall be treated as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Cendant or any other Party or their respective Affiliates.

(ii)	Payments made by Realogy.

(A) Payments by Realogy to Realogy Option Holders and Realogy RSU Holders that are employees of Cendant. Payments made by Realogy to Realogy Option Holders who are employees or former employees of Cendant or any of its Subsidiaries in respect of Realogy Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates. Payments made by Realogy to Realogy RSU Holders who are employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Realogy RSUs shall be treated as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates.

(B) Payments by Realogy to Realogy Option Holders and Realogy RSU Holders that are employees of Realogy. Payments made by Realogy to Realogy Option Holders who are employees or former employees of Realogy or any of its Subsidiaries in respect of Realogy Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates. Payments made by Realogy to Realogy RSU Holders who are employees of Realogy or any of its Subsidiaries in respect of Realogy RSUs shall be treated as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates

(C) Payments by Realogy to Realogy Option Holders and Realogy RSU Holders that are employees of Wyndham. Payments made by Realogy to Realogy Option Holders who are employees or former employees of Wyndham or any of its Subsidiaries in respect of Realogy

Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates. Payments made by Realogy to Realogy RSU Holders who are employees of Wyndham or any of its Subsidiaries in respect of Realogy RSUs shall be treated as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates

(D) Payments by Realogy to Realogy Option Holders and Realogy RSU Holders that are employees of Travelport. Payments made by Realogy to Realogy Option Holders who are employees or former employees of Travelport or any of its Subsidiaries in respect of Realogy Options that are exercised after the Realogy Distribution Date shall be treated by the Parties as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates. Payments made by Realogy to Realogy RSU Holders who are employees of Travelport or any of its Subsidiaries in respect of Realogy RSUs shall be treated as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Realogy or any other Party or their respective Affiliates.

(iii)	Payments made by Wyndham.

(A) Payments by Wyndham to Wyndham Option Holders and Wyndham RSU Holders that are employees of Cendant. Payments made by Wyndham to Wyndham Option Holders who are employees or former employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Wyndham Options that are exercised after the Wyndham Distribution Date shall be treated by the Parties as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates. Payments made by Wyndham to Wyndham RSU Holders who are employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Wyndham RSUs shall be treated as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates.

(B) Payments by Wyndham to Wyndham Option Holders and Wyndham RSU Holders that are employees of Realogy. Payments made by Wyndham to Wyndham Option Holders who are employees or former employees of Realogy or any of its Subsidiaries in respect of Wyndham Options that are exercised after the Wyndham Distribution Date shall be treated by the Parties as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates. Payments made by Wyndham to Wyndham RSU Holders who are employees of Realogy or any of its Subsidiaries in respect of Wyndham RSUs shall be treated as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates.

(C) Payments by Wyndham to Wyndham Option Holders and Wyndham RSU Holders that are employees of Wyndham. Payments made by Wyndham to Wyndham Option Holders who are employees or former employees of Wyndham or any of its Subsidiaries in respect of Wyndham Options that are exercised after the Wyndham Distribution Date shall be treated by the Parties as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates. Payments made by Wyndham to Wyndham RSU Holders who are employees of Wyndham or any of its Subsidiaries in respect of Wyndham RSUs shall be treated as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates.

(D) Payments by Wyndham to Wyndham Option Holders and Wyndham RSU Holders that are employees of Travelport. Payments made by Wyndham to Wyndham Option Holders who are employees or former employees of Travelport or any of its Subsidiaries in respect of Wyndham Options that are exercised after the Wyndham Distribution Date shall be treated by the Parties as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates. Payments made by

Wyndham to Wyndham RSU Holders who are employees of Travelport or any of its Subsidiaries in respect of Wyndham RSUs shall be treated as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Wyndham or any other Party or their respective Affiliates.

(iv)	Payments made by Travelport.

(A) Payments by Travelport to Travelport Option Holders and Travelport RSU Holders that are employees of Cendant. Payments made by Travelport to Travelport Option Holders who are employees or former employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Travelport Options that are exercised after the Travelport Distribution Date shall be treated by the Parties as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates. In the event that the Travel Distribution occurs prior to the Wyndham Distribution, payments made by Travelport to Travelport RSU Holders who are employees of Cendant or any of its Subsidiaries (including the CCRG Entities) in respect of Travelport RSUs shall be treated as amounts deductible by Cendant or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates.

(B) Payments by Travelport to Travelport Option Holders and Travelport RSU Holders that are employees of Realogy. Payments made by Travelport to Travelport Option Holders who are employees or former employees of Realogy or any of its Subsidiaries in respect of Travelport Options that are exercised after the Travelport Distribution Date shall be treated by the Parties as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates. In the event that the Travel Distribution occurs prior to the Wyndham Distribution, payments made by Travelport to Travelport RSU Holders who are employees of Realogy or any of its Subsidiaries in respect of Travelport RSUs shall be treated as amounts deductible by Realogy or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates.

(C) Payments by Travelport to Travelport Option Holders and Travelport RSU Holders that are employees of Wyndham. Payments made by Travelport to Travelport Option Holders who are employees or former employees of Wyndham or any of its Subsidiaries in respect of Travelport Options that are exercised after the Travelport Distribution Date shall be treated by the Parties as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates. In the event that the Travel Distribution occurs prior to the Wyndham Distribution, payments made by Travelport to Travelport RSU Holders who are employees of Wyndham or any of its Subsidiaries in respect of Travelport RSUs shall be treated as amounts deductible by Wyndham or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates.

(D) Payments by Travelport to Travelport Option Holders and Travelport RSU Holders that are employees of Travelport. Payments made by Travelport to Travelport Option Holders who are employees or former employees of Travelport or any of its Subsidiaries in respect of Travelport Options that are exercised after the Travelport Distribution Date shall be treated by the Parties as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such exercise and resulting payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates. In the event that the Travel Distribution occurs prior to the Wyndham Distribution, payments made by Travelport to Travelport RSU Holders who are employees of Travelport or any of its Subsidiaries in respect of Travelport RSUs shall be treated as amounts deductible by Travelport or such Subsidiary under Section 162 of the Code (and corresponding provisions of state and local Law), and the Parties shall not treat such payments as resulting in gain or loss to Travelport or any other Party or their respective Affiliates.

ARTICLE VIII

AUDITS

Section 8.1 Notice. Except as set forth in this Article VIII, within 15 Business Days after a Party receives a written notice or other information from a Taxing Authority of the existence of an Audit that may require indemnification pursuant to this Agreement, the receiving Party shall notify the other Parties of such receipt and, thereafter, shall promptly forward to the other Parties copies of all notices and material communications with any Taxing Authority relating to such Audit. The failure of one Party to notify the other Parties of an Audit shall not relieve such other Party of any liability and/or obligation which it may have under this Agreement, except to the extent that the Indemnifying Party’s rights under this Agreement are materially prejudiced by such failure.

Section 8.2 Pre-2007 Shared Entity Audits.

(a) Administration. Subject to Section 8.2(b) and Section 8.2(c), Cendant shall administer all Pre-2007 Shared Entity Audits.

(b) Settlement of Pre-2007 Shared Entity Audits.

(i)	General. Cendant shall settle any Pre-2007 Shared Entity Audit upon the direction of a majority of Realogy, Wyndham and Travelport, provided, however, that in the event the Travelport Sale occurs, Cendant shall settle any Pre-2007 Shared Entity Audit upon the direction of Realogy in its sole discretion.

(ii)	Indemnity by Spinco Parties if settlement results in certain adverse consequences to Cendant. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any settlement of a Pre-2007 Shared Entity Audit is reasonably expected to result in an increase in income and/or gain to, or, decrease in loss, deduction or credit, to Cendant or its Affiliates for one or more Post-Distribution Tax Periods and for which Cendant is not otherwise indemnified pursuant to this Agreement:

(A) Realogy shall pay the Realogy Sharing Percentage of all such reasonably expected increases in income and/or gain or decreases in loss, deduction or credit (without discount), assuming an effective Tax rate of thirty-eight percent (38%) or Taxes;

(B) Wyndham shall pay the Wyndham Sharing Percentage of all such reasonably expected increases in income and/or gain or decreases in loss, deduction or credit (without discount), assuming an effective Tax rate of thirty-eight percent (38%) or Taxes; and

(C) Travelport shall pay the Travelport Sharing Percentage of all such reasonably expected increases in income and/or gain or decreases in loss, deduction or credit (without discount), assuming an effective Tax rate of thirty-eight percent (38%) or Taxes;

(c) Participating rights of Spinco Parties with respect to Pre-2007 Shared Entity Audits. Each of the Spinco Parties shall be able to participate in all Pre-2007 Shared Entity Audits, including as set forth in this Section 8.2(c).

(i)

Cendant (in the case of an Audit relating to Pre-2007 Cendant Shared Entity Tax Returns) or Wyndham (in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall notify each of the other Parties in writing within 15 Business Days of the commencement of any such Pre-2007 Shared Entity Audit, or at such earlier time that would allow the parties to timely respond to the commencement of such Pre-2007 Shared Entity Audit.

(ii)	Promptly after such notification, Cendant shall arrange for a meeting or conference call with each of the Spinco Parties to plan for the management of such Pre-2007 Shared Entity Audit. The Parties shall in good faith cooperate with each other in connection with such Audit and provide such information to each other as may be necessary or useful with respect to such Audit in a timely manner (including with respect to any Party, providing an initial draft of an answer to an IRS Form 4564 (information document request) or similar document or request from a Taxing Authority relating or attributable to such Party’s direct or indirect historic operations). Cendant shall not unreasonably reject any suggestions made by any of the Spinco Parties with respect to any such Audit.

(iii)	Cendant (with cooperation from Wyndham in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall (A) promptly forward to each of the other Parties copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to Pre-2007 Shared Entity Audits, and (B) provide each of the other Parties with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Audit for such Party’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority.

(iv)	Cendant (with cooperation from Wyndham in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall provide each of the other Parties with written notice reasonably in advance of, and each of the other Parties shall have the right to attend (or participate in), any meetings (or material conference calls for which Cendant has reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with all Pre-2007 Shared Entity Audits, and Cendant (or Wyndham, as the case may be) shall execute any documents required by the Taxing Authority to allow for the other Parties to attend (or participate in) such meetings (or conference calls). The Parties shall consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and Law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Pre-2007 Shared Entity Audits.

(d) Sharing of costs and expenses related to Pre-2007 Shared Entity Audits. All costs and expenses (including all costs and expenses relating to calculating Taxes and other amounts payable hereunder) relating to all Pre-2007 Shared Entity Audits shall be borne:

(i)	by Realogy, in any amount equal to the Realogy Sharing Percentage of all such costs and expenses;

(ii)	by Wyndham, in any amount equal to the Wyndham Sharing Percentage of all such costs and expenses; and

(iii)	by Travelport, in any amount equal to the Travelport Sharing Percentage of all such costs and expenses.

(e) Treatment of costs and expenses related to Pre-2007 Shared Entity Audits. Payments made by Realogy, Wyndham and Travelport, respectively, for costs and expenses relating to Pre-2007 Shared Entity Audits shall be treated as amounts deductible by the paying Party pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to paying Party causes any such payment to not be so treated.

(f) District Court. Notwithstanding anything to the contrary in this Agreement, if, in connection with a Pre-2007 Shared Entity Audit, a majority of the Realogy, Wyndham and Travelport decide to (or, in the event the Travelport Sale has occurred, Realogy in its sole discretion decides to) contest an issue (or issues) arising in such Audit in a court whose rules or regulations require Taxes claimed to be due and owing to be paid in advance, then, as promptly as practicable in order to allow such issue (or issues) to be litigated in such court:

(i)	Realogy shall be required to pay the Realogy Sharing Percentage of all such Taxes to the applicable Taxing Authority;

(ii)	Wyndham shall be required to pay the Wyndham Sharing Percentage of all such Taxes to the applicable Taxing Authority; and

(iii)	Travelport shall pay be required to the Travelport Sharing Percentage of all such Taxes to the applicable Taxing Authority.

Section 8.3 Pre-2007 Separate Company Shared Tax Audits.

(a) Pre-2007 CCRG Separate Company Shared Tax Audits. Cendant shall control all Pre-2007 CCRG Separate Company Shared Tax Audits. Each of the Spinco Parties shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 CCRG Separate Company Shared Taxes, and Cendant shall use its reasonable best efforts to sever all issues relating to Pre-2007 CCRG Separate Company Shared Taxes from all other issues arising in such Audit. Cendant shall not settle any issue relating to Pre-2007 CCRG Separate Company Shared Taxes without the consent of each of the Spinco Parties (or, in the event the Travelport Sale has occurred, the consent of Realogy and Wyndham), which consent shall not be unreasonably withheld or delayed.

(b) Pre-2007 Realogy Separate Company Shared Tax Audits. Realogy shall control all Pre-2007 Realogy Separate Company Shared Tax Audits. Each of Wyndham and Travelport shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Realogy Separate Company Shared Taxes, and Realogy shall use its reasonable best efforts to sever all issues relating to Pre-2007 Realogy Separate Company Shared Taxes from all other issues arising in such Audit. Realogy shall not settle any issue relating to Pre-2007 Realogy Separate Company Shared Taxes without the consent of Wyndham and Travelport (or, in the event the Travelport Sale has occurred, the consent of Wyndham), which consent shall not be unreasonably withheld or delayed.

(c) Pre-2007 Wyndham Separate Company Shared Tax Audits. Wyndham shall control all Pre-2007 Wyndham Separate Company Shared Tax Audits. Each of Realogy and Travelport shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Wyndham Separate Company Shared Taxes, and Wyndham shall use its reasonable best efforts to sever all issues relating to Pre-2007 Wyndham Separate Company Shared Taxes from all other issues arising in such Audit. Cendant shall not settle any issue relating to Pre-2007 Wyndham Separate Company Shared Taxes without the consent of Realogy and Travelport (or in the case the Travelport Sale has occurred, the consent of Realogy), which consent shall not be unreasonably withheld or delayed.

(d) Pre-2007 Travelport Separate Company Shared Tax Audits. Travelport shall control all Pre-2007 Travelport Separate Company Shared Tax Audits. Each of Realogy and Wyndham shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Travelport Separate Company Shared Taxes, and Travelport shall use its reasonable best efforts to sever all issues relating to Pre-2007 Travelport Separate Company Shared Taxes from all other issues arising in such Audit. Travelport shall not settle any issue relating to Pre-2007 Travelport Separate Company Shared Taxes without the consent of Realogy and Wyndham, which consent shall not be unreasonably withheld or delayed.

(e) Costs and expenses related to Pre-2007 Separate Company Shared Tax Audits. All costs and expenses relating to contesting Pre-2007 Separate Company Shared Taxes shall be borne:

(i)	by Realogy, in any amount equal to the Realogy Sharing Percentage of all such costs and expenses;

(ii)	by Wyndham, in any amount equal to the Wyndham Sharing Percentage of all such costs and expenses; and

(iii)	by Travelport, in any amount equal to the Travelport Sharing Percentage of all such costs and expenses.

(f) Treatment of payments for costs and expenses related to Pre-2007 Separate Company Shared Tax Audits. Payments made by Realogy, Wyndham and Travelport,

respectively, for costs and expenses relating to contesting Pre-2007 Separate Company Shared Taxes shall be treated as amounts deductible by the Party paying such expense pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to paying Party causes any such payment to not be so treated.

Section 8.4 Audits exclusively controlled by Cendant. Except to the extent set forth in Section 8.3, Cendant shall have the exclusive right and sole discretion to control and contest, at such party’s own cost and expense and, in Cendant’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to:

(a) all Post-2006 Cendant Shared Entity Tax Returns; and

(b) all CCRG Entity Tax Returns.

Section 8.5 Audits exclusively controlled by Realogy. Except to the extent set forth in Section 8.3, Realogy shall have the exclusive right and sole discretion to control and contest, at such party’s own cost and expense and, in Realogy’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to all Realogy Tax Returns.

Section 8.6 Audits exclusively controlled by Wyndham. Except to the extent set forth in Section 8.3, Wyndham shall have the exclusive right and sole discretion to control and contest, at such party’s own cost and expense and, in Wyndham’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to:

(a) all Post-2006 Wyndham Shared Entity Tax Returns; and

(b) all Wyndham Tax Returns.

Section 8.7 Audits exclusively controlled by Travelport. Except to the extent set forth in Section 8.3, Travelport shall have the exclusive right and sole discretion to control and contest, at such party’s own cost and expense and, in Travelport’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to all Travelport Tax Returns.

Section 8.8 Certain Tax Benefit Payments in connection with Pre-2007 Shared Entity Audits.

(a) In connection with any Pre-2007 Shared Entity Audit that results in an increase in the taxable income or gain for a Shared Entity, if a Tax attribute (e.g., net operating loss carryover or credit carryover) is utilized to offset or reduce such increase in the taxable income or gain (or, in the case of a credit, an associated Tax liability) of such Shared Entity, then the Applicable Tax Benefit Party shall, within 20 Business Days following a final resolution of such Audit, submit in writing to the Spinco Parties that would be responsible for amounts payable pursuant to this Section 8.8 a preliminary determination (calculated in reasonable detail)

of any Hypothetical Tax Benefit Amount Attributable to Fault Gain and/or Hypothetical Tax Benefit Amount Not Attributable to Fault Gain that is payable to such Applicable Tax Benefit Party pursuant to Section 8.8(b) or Section 8.8(c), as the case may be, of this Agreement. Any calculation of Hypothetical Tax Benefit Amount Attributable to Fault Gain and/or Hypothetical Tax Benefit Amount Not Attributable to Fault Gain shall be based on and consistent with the allocation of Tax attributes pursuant to Section 10.1, taking into account any Audit adjustments. Each of the Spinco Parties shall have access to all data and information necessary to calculate any Hypothetical Tax Benefit Amount Attributable to Fault Gain and/or Hypothetical Tax Benefit Amount Not Attributable to Fault Gain and the Parties shall cooperate fully in the determination of such amounts. Within 20 Business Days following the receipt by a Spinco Party of the information described in this Section 8.8(a) relating to the calculation of Hypothetical Tax Benefit Amount Attributable to Fault Gain and/or Hypothetical Tax Benefit Amount Not Attributable to Fault Gain, a Spinco Party shall have the right to object by written notice to the Applicable Tax Benefit Party and the other Spinco Parties; such written notice shall contain such disputed item or items and the basis for its objection. If a Spinco Party does not object by proper written notice to the Applicable Tax Benefit Party and the other Spinco Parties within the time period described in this Section 8.8(a), the calculation of Hypothetical Tax Benefit Amount Attributable to Fault Gain and/or Hypothetical Tax Benefit Amount Not Attributable to Fault Gain shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 8.8(a). If a Spinco Party does object by proper written notice to the Applicable Tax Benefit Party and the other Spinco Parties within such time period, the Applicable Tax Benefit Party and the Spinco Parties (or other Spinco Parties) shall act in good faith to resolve any such dispute as promptly as practicable. Any dispute shall be resolved in accordance with Article XII.

(b) No later than five (5) Business Days following a final resolution pursuant to Section 8.8(a) of the amount of the Hypothetical Tax Benefit Amount Attributable to Fault Gain, the Party at Fault for such Fault Gain shall pay to an Applicable Tax Benefit Party (other than the Party at Fault) an amount equal to 100% of the Hypothetical Tax Benefit Amount Attributable to Fault Gain with respect to such Applicable Tax Benefit Party.

(c) No later than five (5) Business Days following a final resolution pursuant to Section 8.8(a) of the amount of the Hypothetical Tax Benefit Amount Not Attributable to Fault Gain:

(i)	Realogy shall pay to an Applicable Tax Benefit Party (other than Realogy) an amount equal to the Realogy Sharing Percentage of the Hypothetical Tax Benefit Amount Not Attributable to Fault Gain with respect to such Applicable Tax Benefit Party;

(ii)	Wyndham shall pay to an Applicable Benefit Party (other than Wyndham) an amount equal to the Wyndham Sharing Percentage of the Hypothetical Tax Benefit Amount Not Attributable to Fault Gain with respect to such Applicable Tax Benefit Party; and

(iii)	Travelport shall pay to an Applicable Tax Benefit Party (other than Travelport) an amount equal to the Travelport Sharing Percentage of the Hypothetical Tax Benefit Amount Not Attributable to Fault Gain with respect to such Applicable Tax Benefit Party.

ARTICLE IX

COOPERATION AND EXCHANGE OF INFORMATION

Section 9.1 Cooperation and Exchange of Information.

(a) The Parties shall each cooperate fully (and each shall cause its respective Affiliates to cooperate fully) with all reasonable requests from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns, claims for Refund, Audits, determinations by Cendant with respect to the allocation of Tax attributes and the calculation of Taxes or other amounts hereunder, including in connection with the filing of Tax Returns and payments of Taxes in connection therewith, Audits and other payments required pursuant to this Agreement, and other matters, in each case, related or attributable to or arising in connection with Taxes or Tax attributes of any of the Parties or their respective Subsidiaries covered by this Agreement. Such cooperation shall include, without limitation, at each Party’s own cost:

(b) the retention until the expiration of the applicable statute of limitations, and the provision upon request, of Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

(c) the execution of any document that may be necessary or reasonably helpful in connection with any Audit of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or Refund claim of the Parties or any of their respective Subsidiaries;

(d) the use of the Party’s reasonable best efforts to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing;

(e) the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information that may be necessary or helpful in connection with any Tax Returns or any of the Parties or their Affiliates.

Each Party shall make its employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

Section 9.2 Retention of Records. Subject to Section 9.1, if any of the Parties or their respective Subsidiaries intends to dispose of documentation relating to the Taxes of the Parties or their respective Subsidiaries for which another Party to this Agreement may be responsible pursuant to the terms of this Agreement (including, without limitation, Tax Returns, books, records, documentation and other information, accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities) after the expiration of the applicable statute of limitations (taking into account all waivers and extensions), such Party shall or shall cause written notice to the other Parties describing the documentation to be destroyed or disposed of sixty (60) Business Days prior to taking such action. The other Party may arrange to take delivery of the documentation described in the notice at its expense during the succeeding sixty (60) day period.

ARTICLE X

ALLOCATION OF TAX ATTRIBUTES, DUAL CONSOLIDATED LOSSES GAIN

RECOGNITION AGREEMENTS AND OTHER TAX MATTERS

Section 10.1 Allocation of Tax Attributes.

(a) General. To the extent not already provided, no later than 20 Business Days after the end of each fiscal quarter ending on or prior to June 30, 2007, Cendant shall provide to each of the Spinco Parties an estimate (or an updated estimate) of the Tax attributes (including net operating loss carryovers, capital loss carryovers, alternative minimum Tax credit carryovers and general business credits) allocated to such Party as a result of the Distributions and related transactions for U.S. federal, state, local and foreign income tax purposes, provided, however, that the allocation of tax attributes by Cendant shall be in accordance with applicable Law and consistent with the allocations of Tax attributes reflected in the financial statements included in the registration statement on Form 10 filed by each of Realogy, Wyndham and Travelport (if applicable).

(b) No later than 20 Business Days after the end of the fiscal quarter ending September 30, 2007, Cendant shall provide to each of the Spinco Parties a final allocation of the Tax attributes allocated to such Party, which allocation shall be in accordance with the proviso in Section 10.1(a) (the “Final Tax Attribute Allocation”).

(c) None of the Parties shall take any position inconsistent with the estimated allocation of Tax attributes pursuant to Section 10.1(a) (in the case of positions taken prior to the Final Tax Attribute Allocation) or the Final Tax Attribute Allocation pursuant to Section 10.1(b) (in the case of positions taken on or after the Final Tax Attribute Allocation) (including for purposes of Section 3.1(b), Section 3.3(b), Section 3.4(b) and Section 8.8), except to the extent:

(i)	a reallocation of such Tax attributes is required pursuant to a Final Determination with respect to a Pre-2007 Cendant Shared Entity Audit; or

(ii)	in connection with a Final Determination with respect to a Pre-2007 Cendant Shared Entity Audit, as a result of an increase in taxable income or gain of such Cendant Shared Entity and the utilization of Tax attributes as a result thereof.

(d) Reallocation of Tax attributes as a result of Pre-2007 Cendant Shared Entity Audit. In the event of a Pre-2007 Cendant Shared Entity Audit that results pursuant to a

Final Determination in a reallocation of Tax attributes (as described in Section 10.1(c)(i)) that is different from the Final Tax Attribute Allocation, appropriate adjustments shall be made to any payments required by a Party pursuant to Sections 3.1(b), Section 3.3(b), Section 3.4(b) and/or Section 8.8 in a manner that reflects such reallocation of Tax attributes pursuant to such Final Determination. In the event of a Pre-2007 Cendant Shared Entity Audit for a taxable year that results pursuant to a Final Determination in a utilization of Tax attributes (as described in Section 10.1(c)(ii)) that results in an allocation that is different from Final Tax Attribute Allocation, appropriate adjustments shall be made to any payments required by a Party pursuant to Sections 3.1(b), Section 3.3(b), and Section 3.4(b) in a manner that reflects such utilization of Tax attributes (as a result of such increase in taxable income and/or gain for such year) pursuant to such Final determination.

Section 10.2 Dual Consolidated Losses.

(a) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns for the period ending December 31, 2005 and December 31, 2006, Cendant (with assistance and cooperation from the Spinco Parties) shall comply with all of the DCL reporting requirements contained in Treasury Regulations Sections 1.1503-2 and 1.1503-2A with respect to the Applicable DCLs.

(b) Cendant, Wyndham, Travelport and Realogy shall enter into a closing agreement as described in Treasury Regulations Section 1.1503-2(g)(2)(iv)(B)(2)(i) with respect to the Applicable DCLs, provided, however, that, if such a closing agreement is not entered into with respect to Applicable DCLs, then Cendant shall include any applicable DCL recapture income in its U.S. federal consolidated taxable income and the Spinco Party that would not enter into such a closing agreement shall be liable for and shall indemnify Cendant and its Affiliates for all such recapture income and all interest due pursuant to Treasury Regulations Section 1.1503-2(g)(vii).

(c) If an event occurs after any of the Distributions that requires an Applicable DCL to be recaptured pursuant to Treasury Regulations Section 1.1503-2(g)(2)(iii), Wyndham, Travelport or Realogy, as the case may be, shall include the DCL recapture in its U.S. federal consolidated taxable income and will pay any interest due pursuant to Treasury Regulations Section 1.1503-2(g)(2)(vii).

(d) If a closing agreement is entered into for the Applicable DCLs and the Applicable DCLs are not otherwise recaptured, then after the respective Distributions, Wyndham, Travelport and Realogy, as the case may be, shall comply with all of the DCL filing requirements contained in Treasury Regulations Sections 1.1503-2 and 1.1503-2A for the remaining life of the Applicable DCLs.

(e) For purposes of this Agreement:

(i)	“DCL” means “dual consolidated loss” within the meaning of Section 1503 of the Code and Treasury Regulations Section 1.1502-3(c)(5).

(ii)	“Applicable DCLs” means each of the 15 year DCL elections (pursuant to Treasury Regulations Section 1.1503-2(g)(1)) with respect to DCLs generated by the following “separate units” (“SU”) or “dual resident corporations” (“DRC”) (each, as defined under Treasury Regulations Sections 1.1503-2(c)(2) and(3)):

(A) 1997 DCLs: RCI Colombia, Inc.; RCI Argentina Inc.; RCI Brazil Ltd.; RCI Chile, Inc. and RCI Russia.

(B) 1998 DCLs: RCI Argentina Inc.; RCI Brazil Ltd.; RCI Russia and Galileo Canada ULC.

(C) 1999 DCLs: RCI Thailand; RCI Russia and Galileo Canada ULC.

(D) 2000 DCLs: RCI Asia Pacific Pte. Ltd.; RCI Brazil Ltd.; RCI Thailand; RCI Russia and Galileo Canada ULC.

(E) 2001 DCLs: RCI Argentina Inc; RCI Brazil Ltd.; RCI Chile, Inc.; RCI Thailand and Galileo Canada ULC.

(F) 2002 DCLs: Vacation Care Israel, Inc.; Hotel Dynamics International Ltd.; Galileo Canada ULC and PHH Mobility UK.

(G) 2003 DCLs: RCI Asia Pacific Pte. Ltd.; Vacation Care Israel, Inc. and Hotel Dynamics International Ltd; Galileo International Services, Inc.; Galileo do Brazil & CIA and PHH Mobility UK.

(H) 2004 DCLs: RCI Canada, Inc; Hotel Dynamics International Ltd; Galileo International Services, Inc.; and PHH Mobility UK.

(I) 2005 DCLs: any DCLs generated by any Wyndham, Travelport or Realogy SUs or DRCs that are taken into account in computing Cendant’s U.S. federal consolidated taxable income for the year ended December 31, 2005.

(J) 2006 DCLs: any DCLs generated by Wyndham, Travelport or Realogy SUs or DRCs as that are taken into account in computing Cendant’s U.S. federal consolidated taxable income for the year ended December 31, 2006.

Section 10.3 Gain Recognition Agreements.

(a) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns for the period ending December 31, 2005 and December 31, 2006, Cendant (with assistance and cooperation from the Spinco Parties) shall include the annual certification required by Treasury Regulation Section 1.367(a)-8 that each of the Gain Recognition Agreements has not been triggered and shall execute a waiver of the statute of limitations.

(b) If the Travelport Distribution is effected on or before December 31, 2006, then, for the U.S. federal affiliated group of which Travelport is the Common Parent filing a U.S. federal consolidated Income Tax Returns for the period ending December 31, 2006, Travelport shall include the annual certification required by Treasury Regulation Section 1.367(a)-8 that each of the Gain Recognition Agreements have not been triggered and shall execute a waiver of the statute of limitations.

(c) If the Travelport Distribution is effected, then, for the U.S. federal affiliated group of which Travelport is the Common Parent filing U.S. federal consolidated Income Tax Returns for the period ending December 31, 2007 and December 31, 2008, Travelport shall include the annual certification required by Treasury Regulation Section 1.367(a)-8 that each of the Post-2006 Existing Gain Recognition Agreements that remain in effect for each of those taxable years has not been triggered and shall execute a waiver of the statute of limitations.

(d) If gain is recognized by a Party as a result of a breach of the obligations of such Party or another Party pursuant to the this Section 10.3, then, notwithstanding anything to the contrary contained in this Agreement (including Article III), such breaching Party shall be liable for and shall pay or cause to be paid all Taxes resulting from the failure of its obligations under this Section 10.3.

(e) For purposes of this Agreement:

(i)	“Gain Recognition Agreements” means the “5-year gain recognition agreement” that Cendant has entered into with respect to the following controlled foreign corporations pursuant to Treasury Regulation Section 1.367(a)-8(a)(3):

(A) Galileo Switzerland AG;

(B) Galileo Venezuela LA;

(C) Galileo Belgium SA;

(D) Galileo Espana SA;

(E) Galileo Deutschland GmbH;

(F) Jogwin Ltd.;

(G) Galileo Portugal Ltd.;

(H) Galileo France Ltd.;

(I) Trust International Hotel Reservation Services GmbH (Germany);

(J) Galileo Nederland B.V; and

(K) Galileo International B.V.

(ii)	“Post-2006 Existing Gain Recognition Agreements” means the Gain Recognition Agreements that remain in effect pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) with respect to:

(A) Trust International Hotel Reservation Services GmbH (Germany); and

(B) Galileo Nederland B.V.

Section 10.4 Section 382 Limitation. Schedule C shall set forth the allocation of the “Section 382 limitation” with respect to the corporations set forth in such Schedule.

ARTICLE XI

DEFAULTED AMOUNTS

Section 11.1 General. In the event that one or more Parties defaults on any of its obligations to pay any Taxes or other amounts required to be paid by a Party to another Party pursuant to this Agreement, then each non-defaulting Party (including Cendant but excluding Travelport if the Travelport Sale has occurred) shall be required to pay an equal portion of the amount in default; provided, however, that any such payment by a non-defaulting Party shall in no way release the defaulting Party from its obligations to pay amounts required to be paid pursuant to this Agreement and any non-defaulting Party may exercise any available legal remedies available against such defaulting Party; provided, further, that interest shall accrue on any such defaulted amounts at a rate per annum equal to the Prime Rate plus 4 percent, or the maximum legal rate, whichever is lower. In connection with the foregoing, it is expressly understood that any defaulting Party’s share of the proceeds from any Cendant Contingent Tax Asset or any other amounts entitled to be received by such defaulting Party hereunder may be used via a right of offset to satisfy, in whole or in part, the obligations of such defaulting Party (and obligations for Assumed Cendant Contingent Liabilities as such term is defined for purposes of the Separation and Distribution Agreement) pursuant to the Separation and Distribution Agreement); such rights of offset shall be applied in favor of the non-defaulting Party or Parties in proportion to the additional amounts paid by any such non-defaulting Party.

ARTICLE XII

DISPUTE RESOLUTION

Section 12.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (collectively, “Disputes”), the general counsels of the relevant Parties (or such other executive officers designated by the relevant Party) shall negotiate for a reasonable period of time to settle such Dispute; provided, that such reasonable period shall not, unless otherwise agreed by the relevant Parties in writing, exceed forty-five (45) days from the date of receipt by a Party of written notice of such Dispute (“Dispute Notice”); provided, further, that in the event of any arbitration in accordance with Section 12.2 hereof, the relevant Parties shall not assert the defenses of statute of limitations and laches arising during the period beginning after the date of receipt of the Dispute Notice, and any contractual time period or deadline under this Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved. If the general counsels of the relevant Parties (or such other executive officers designated by the relevant Party) are unable to resolve the Dispute within forty-five (45) days from the receipt by a Party (or Parties) of a Dispute Notice, the Dispute shall be resolved in accordance with Section 12.2(a) or Section 12.2(b) as the case may be.

Section 12.2 Arbitration.

(a) Accounting Disputes. If (i) the Dispute arises out of the determination of any amount under Section 2.1 (relating to a Pre-2007 Cendant Shared Entity Tax Return), Section 2.3 (relating to a Pre-2007 Wyndham Shared Entity Tax Return), Article III (relating to payment of Taxes and other amounts), or Section 8.8 (relating to certain Tax benefit payments in connection with Pre-2007 Shared Entity Audits) or (ii) any other Dispute under this Agreement that, where there are two Parties to the Dispute, each agrees should be resolved pursuant to this Section 12.2(a) and, where there are more than two Parties to such Dispute, a majority of the Parties to such Dispute agrees should be resolved pursuant to this Section 12.2(a) (each, an “Accounting Dispute”), then, subject to Section 12.1, the Parties to the Accounting Dispute shall jointly retain an Independent Firm acceptable to each of the Parties to the Accounting Dispute to resolve the Accounting Dispute. If the Parties to the Accounting Dispute cannot agree upon an Independent Firm in accordance with this Section 12.2(a) within ten (10) days from the receipt by a Party (or Parties) of the Dispute Notice relating to such Accounting Dispute, then any Party may request that the American Arbitration Association (“AAA”) appoint a partner in an Independent Firm (other than an accounting firm that is then providing auditing services to any Party). The Independent Firm or partner selected by the Parties to the Dispute or the AAA, as the case may be (the “Accounting Arbitrator”), shall act in accordance with the Expedited Procedures of the AAA’s Commercial Arbitration Rules to resolve all points of disagreement, and its decision shall be final and binding upon all Parties and may be entered and enforced in any court having jurisdiction. Following the decision of the Accounting Arbitrator, the Parties to the Accounting Dispute shall each promptly take or cause to be taken any action necessary to implement the decision of such Accounting Arbitrator.

(b) Other Disputes. If a Dispute is not an Accounting Dispute (“Other Dispute”), then, subject to Section 12.1, such Other Dispute shall be determined, at the request of any relevant Party, by arbitration conducted in New York City, in accordance with the then-existing Commercial Arbitration Rules of the AAA (the “Rules”), except as modified herein. There shall be three arbitrators. If there are only two Parties to the arbitration, each Party shall appoint one arbitrator within twenty (20) days of receipt by the requesting Party of a copy of the demand for arbitration. The two Party-appointed arbitrators shall have twenty (20) days from the appointment of the second arbitrator to agree on a third arbitrator who shall chair the arbitral tribunal. If there are more than two Parties to the arbitration, such Parties shall have twenty (20)

days to agree on a panel of three arbitrators. On the request of any Party to the arbitration, any arbitrator not timely appointed by the Parties shall be appointed by the AAA in accordance with the listing, ranking and striking procedure in the Rules, and in any such procedure, each party shall be given a limited number of strikes, excluding strikes for cause.

(c) Any controversy concerning whether a Dispute is arbitrable, whether arbitration has been waived, whether a Party to or assignee of this Agreement is bound to arbitrate, or as to the interpretation, applicability or enforceability of this Article XII shall be determined by the arbitrators. In resolving any Dispute, the Parties intend that the arbitrators shall apply applicable Tax Laws and the substantive Laws of the State of New York, without regard to any choice of Law principles thereof that would mandate the application of the Laws of another jurisdiction. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrators shall be final and binding on the Parties. The Parties agree to comply and cause the members of their applicable Group to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award, in any court of competent jurisdiction, including but not limited to (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings in accordance with the terms of this Agreement and applicable Law, including monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrators shall not be entitled to award punitive, exemplary, treble or any other form of non-compensatory damages unless in connection with indemnification for a third-party claim (and in such a case, only to the extent awarded in such third party claim). Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant Parties or permitted by this Agreement, the relevant Parties shall keep, and shall cause the members of their applicable Group to keep, confidential all matters relating to the arbitration or the award, and any negotiations, conferences and discussions pursuant to Section 12.1 shall be treated as compromise and settlement negotiations and the existence of the arbitration, the pleadings submitted therein and the outcome thereof shall be kept confidential by all of the Parties thereto; provided, that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or the regulations of any stock exchange. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation. Nothing contained herein is intended to or shall be construed to prevent any Party, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Disputes. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

Section 12.3 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of Dispute resolution pursuant to the provisions of this Article XII with respect to all matters not subject to such Dispute resolution.

Section 12.4 Costs. Except as otherwise may be provided in this Agreement, the costs of any mediation or arbitration pursuant to this Article XII shall be borne by the losing Party or Parties in such proportion as the arbitrator or arbitrators determine based on the facts and circumstances.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Certain representations and covenants.

(a) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to (and Realogy covenants that it shall not for a period of one year following the Realogy Distribution Date) sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of Realogy Intellectual Property Holdings, I, a Delaware corporation and a direct, wholly-owned subsidiary of Cendant Real Estate Services Group, LLC, or liquidate Realogy Intellectual Property Holdings, I, convert Realogy Intellectual Property Holdings, I, into another Person, or merge Realogy Intellectual Property Holdings, I with any other Person.

(b) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to (and Realogy covenants that it shall not for a period of one year following the Realogy Distribution Date) sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of Realogy Intellectual Property Holdings, II, a Delaware corporation and a direct, wholly-owned subsidiary of Cendant Real Estate Services Group, LLC, or liquidate Realogy Intellectual Property Holdings, II, convert Realogy Intellectual Property Holdings, II into another Person, or merge Realogy Intellectual Property Holdings, II with any other Person.

(c) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to (and Realogy covenants that it shall not for a period of one year following the Realogy Distribution Date) sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of:

(i)	Cleveland Financial Services Group, Inc., a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate Cleveland Financial Services Group, Inc., convert Cleveland Financial Services Group, Inc. into another Person, or merge Cleveland Financial Services Group, Inc. with any other Person.

(ii)	Seville Properties, Inc., a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy

Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate Seville Properties, Inc., convert Seville Properties, Inc. into another Person, or merge Seville Properties, Inc. with any other Person.

(iii)	Cornish & Carey Residential, Inc., a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate Cornish & Carey Residential, Inc., convert Cornish & Carey Residential, Inc. into another Person, or merge Cornish & Carey Residential, Inc. with any other Person.

(iv)	Capital CDRE TM Corp. (fka Nisbet Corporation), a Delaware corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate Nisbet Corporation, convert Nisbet Corporation into another Person, or merge Nisbet Corporation with any other Person.

Section 13.2 Counterparts; Facsimile Signatures. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures shall be deemed originals.

Section 13.3 Survival. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Realogy Distribution Date and remain in full force and effect in accordance with their applicable terms, provided, however, that all indemnification for Taxes shall survive until 90 days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any, of the Tax that gave rise to the indemnification, provided, further, that, in the event of notice for indemnification has been given within the applicable survival period, such indemnification shall survive until such time as such claim is finally resolved.

Section 13.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.4):

To Cendant:

Prior to the Final Separation Date:

Cendant Corporation

9 West 57th Street

New York, New York 10019

Attn: General Counsel

Facsimile: (212) 413-1826

Prior to and following the Final Separation Date:

Cendant Corporation

Six Sylvan Way

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-3712

To Realogy:

Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-1127

To Wyndham:

Wyndham Worldwide Corporation

Seven Sylvan Way

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-5915

To Travelport:

Travelport, Inc.

339 Jefferson Road

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-6160

Section 13.5 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 13.6 Amendments. Subject to the terms of Section 13.9 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 13.7 Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.

Section 13.8 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 13.9 Amendment, Etc. This Agreement (including indemnification obligations hereunder) may be terminated and each Distribution may be amended, modified or abandoned at any time prior to the Realogy Distribution Date by and in the sole discretion of Cendant without the approval of Realogy, Wyndham or Travelport or the stockholders of Cendant. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Realogy Distribution Date, but prior to the Wyndham Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by Cendant and Realogy. After the Wyndham Distribution Date, but prior to the Travelport Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by Cendant, Realogy and Wyndham; provided, that if the Travelport Distribution Date is prior to the Wyndham Distribution Date, by an agreement in writing signed by each of the Parties. After the Travelport Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties; provided, that if the Travelport Distribution Date is prior to the Wyndham Distribution Date, by an agreement in writing signed by Cendant, Realogy and Travelport. Notwithstanding the foregoing, any indemnification provided for hereunder shall not be terminated or amended after the Realogy Distribution Date in a manner adverse to the third party beneficiaries thereof without the consent of any such Person. Notwithstanding the foregoing, this Agreement may be terminated or amended as among any Parties that remain Affiliates (without regard to the last sentence of such definition), so long as such amendment does not adversely affect any Party that is no longer an Affiliate, in which case, only with the consent of such Party.

Section 13.10 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to the provisions of this Agreement).

Section 13.11 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the applicable Distribution Date.

Section 13.12 Third Party Beneficiaries. Except as provided in Article VI relating to Indemnitees, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 13.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 13.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 13.15 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), of the State of New York.

Section 13.16 Consent to Jurisdiction. Subject to the provisions of Article XII, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York (the “New York Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article XII or to prevent irreparable harm, and to the non-exclusive jurisdiction of the New York Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 13.16. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 13.18 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.18.

Section 13.19 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 13.20 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure (as defined in the Separation and Distribution Agreement). A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

Section 13.21 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 13.22 Changes in Law.

(a) Any reference to a provision of the Code, Treasury Regulations, or a Law of another jurisdiction shall include a reference to any applicable successor provision or Law.

(b) If, due to any change in applicable Law or regulations or their interpretation by any court of Law or other governing body having jurisdiction subsequent to the date hereof, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the Parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 13.23 Authority. Each of the Parties hereto represents to each of the other Parties that (a) it has the corporate power (corporate or otherwise) and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 13.24 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The Parties shall engage in good faith negotiations to replace any provision which is declared invalid, illegal or unenforceable with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision which it replaces.

Section 13.25 Tax Sharing Agreements. All Tax sharing, indemnification and similar agreements, written or unwritten, as between any of the Parties or their respective Subsidiaries, on the one hand, and any other Party or its respective Subsidiaries, on the other hand (other than this Agreement or in any other Ancillary Agreement), shall be or shall have been terminated as of the applicable Tax Sharing Agreement Termination Date and, after the Tax Sharing Agreement Termination Date, none of such Parties (or their Subsidiaries) to any such Tax sharing, indemnification or similar agreement shall have any further rights or obligations under any such agreement.

Section 13.26 Exclusivity. Except as specifically set forth in the Separation and Distribution Agreement or any other Ancillary Agreement, all matters related to Taxes or Tax Returns of the Parties and their respectively Subsidiaries shall be governed exclusively by this Agreement. In the event of a conflict between this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement with respect to such matters, this Agreement shall govern and control.

Section 13.27 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

CENDANT CORPORATION

Name:
Title:

REALOGY CORPORATION

Name:
Title:

WYNDHAM WORLDWIDE CORPORATION

Name:
Title:

TRAVELPORT INC.

Name:
Title: